                                                                     EXHIBIT 4.3
                                                                  EXECUTION COPY

                               SALE AND SERVICING
                                    AGREEMENT

                                      among

                AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2005-1,
                                     Issuer,

                                AFS SENSUB CORP.,
                                     Seller,

                      AMERICREDIT FINANCIAL SERVICES, INC.,
                                    Servicer,

                   JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
                             Trust Collateral Agent,

                                       and

                     SYSTEMS & SERVICES TECHNOLOGIES, INC.,
                                 Backup Servicer

                            Dated as of April 6, 2005

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                                TABLE OF CONTENTS

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
ARTICLE I Definitions ...................................................................................1

     SECTION 1.1.     Definitions........................................................................1
     SECTION 1.2.     Other Definitional Provisions.....................................................18

ARTICLE II Conveyance of Receivables....................................................................19

     SECTION 2.1.     Conveyance of Receivables.........................................................19
     SECTION 2.2.     [Reserved]........................................................................20
     SECTION 2.3.     Further Encumbrance of Trust Property.............................................20

ARTICLE III The Receivables.............................................................................20

     SECTION 3.1.     Representations and Warranties of Seller..........................................20
     SECTION 3.2.     Repurchase upon Breach............................................................21
     SECTION 3.3.     Custody of Receivables Files......................................................22

ARTICLE IV Administration and Servicing of Receivables..................................................23

     SECTION 4.1.     Duties of the Servicer and the Backup Servicer....................................23
     SECTION 4.2.     Collection of Receivable Payments; Modifications of Receivables; Lockbox
                      Agreements........................................................................24
     SECTION 4.3.     Realization upon Receivables......................................................27
     SECTION 4.4.     Insurance.........................................................................29
     SECTION 4.5.     Maintenance of Security Interests in Vehicles.....................................30
     SECTION 4.6.     Covenants, Representations, and Warranties of Servicer............................31
     SECTION 4.7.     Purchase of Receivables Upon Breach of Covenant...................................31
     SECTION 4.8.     Total Servicing Fee; Payment of Certain Expenses by Servicer......................32
     SECTION 4.9.     Servicer's Certificate............................................................33
     SECTION 4.10.    Annual Statement as to Compliance, Notice of Servicer Termination Event...........33
     SECTION 4.11.    Annual Independent Accountants' Report............................................34
     SECTION 4.12.    Access to Certain Documentation and Information Regarding Receivables.............34
     SECTION 4.13.    Monthly Tape......................................................................34
     SECTION 4.14.    [Reserved]........................................................................35
     SECTION 4.15.    Fidelity Bond and Errors and Omissions Policy.....................................35

ARTICLE V Trust Accounts; Distributions; Statements to Noteholders......................................35

     SECTION 5.1.     Establishment of Trust Accounts...................................................35
     SECTION 5.2.     [Reserved]........................................................................38
     SECTION 5.3.     Certain Reimbursements to the Servicer............................................38
     SECTION 5.4.     Application of Collections........................................................38
     SECTION 5.5.     [Reserved]........................................................................38
     SECTION 5.6.     Additional Deposits...............................................................38

                                        i
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
     SECTION 5.7.     Distributions.....................................................................39
     SECTION 5.8.     Reserve Account...................................................................42
     SECTION 5.9.     Statements to Noteholders.........................................................43

ARTICLE VI [Reserved]...................................................................................44

ARTICLE VII The Seller..................................................................................44

     SECTION 7.1.     Representations of Seller.........................................................44
     SECTION 7.2.     Corporate Existence...............................................................46
     SECTION 7.3.     Liability of Seller; Indemnities..................................................47
     SECTION 7.4.     Merger or Consolidation of, or Assumption of the Obligations of, Seller...........48
     SECTION 7.5.     Limitation on Liability of Seller and Others......................................48
     SECTION 7.6.     Ownership of the Certificates or Notes............................................48

ARTICLE VIII The Servicer and the Backup Servicer.......................................................49

     SECTION 8.1.     Representations of Servicer.......................................................49
     SECTION 8.2.     Representations of Backup Servicer................................................50
     SECTION 8.3.     Liability of Servicer and Backup Servicer; Indemnities............................51
     SECTION 8.4.     Merger or Consolidation of, or Assumption of the Obligations of the
                      Servicer or Backup Servicer.......................................................53
     SECTION 8.5.     Limitation on Liability of Servicer, Backup Servicer and Others...................54
     SECTION 8.6.     Delegation of Duties..............................................................55
     SECTION 8.7.     Servicer and Backup Servicer Not to Resign........................................55

ARTICLE IX Default......................................................................................56

     SECTION 9.1.     Servicer Termination Event........................................................56
     SECTION 9.2.     Consequences of a Servicer Termination Event......................................57
     SECTION 9.3.     Appointment of Successor..........................................................58
     SECTION 9.4.     Notification to Noteholders.......................................................59
     SECTION 9.5.     Waiver of Past Defaults...........................................................59
     SECTION 9.6.     Backup Servicer Termination.......................................................59

ARTICLE X Termination...................................................................................60

     SECTION 10.1.    Optional Purchase of All Receivables..............................................60

ARTICLE XI Administrative Duties of the Servicer........................................................60

     SECTION 11.1.    Administrative Duties.............................................................60
     SECTION 11.2.    Records...........................................................................63
     SECTION 11.3.    Additional Information to be Furnished to the Issuer..............................63

ARTICLE XII Miscellaneous Provisions....................................................................63

     SECTION 12.1.    Amendment.........................................................................63
     SECTION 12.2.    Protection of Title to Trust......................................................64

     SECTION 12.3.    Notices...........................................................................66
     SECTION 12.4.    Assignment........................................................................66
     SECTION 12.5.    Limitations on Rights of Others...................................................66
     SECTION 12.6.    Severability......................................................................67
     SECTION 12.7.    Separate Counterparts.............................................................67
     SECTION 12.8.    Headings..........................................................................67
     SECTION 12.9.    Governing Law.....................................................................67
     SECTION 12.10.   Assignment to Trust Collateral Agent..............................................67
     SECTION 12.11.   Nonpetition Covenants.............................................................67
     SECTION 12.12.   Limitation of Liability of Owner Trustee and Trust Collateral Agent...............68
     SECTION 12.13.   Independence of the Servicer......................................................68
     SECTION 12.14.   No Joint Venture..................................................................68
     SECTION 12.15.   State Business Licenses...........................................................68

SCHEDULES

Schedule A    Schedule of Receivables
Schedule B    Representations and Warranties of the Seller
Schedule C    Servicing Policies and Procedures

EXHIBITS

Exhibit A     Form of Servicer's Certificate

ANNEXES

Annex A       Modified Backup Servicer Provisions

                SALE AND SERVICING AGREEMENT dated as of April 6, 2005, among AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2005-1, a Delaware statutory trust (the "Issuer"), AFS SENSUB CORP., a Nevada corporation (the "Seller"), AMERICREDIT FINANCIAL SERVICES, INC., a Delaware corporation (the "Servicer"), JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as Trust Collateral Agent and SYSTEMS & SERVICES TECHNOLOGIES, INC., a Delaware corporation, in its capacity as Backup Servicer.

                WHEREAS the Issuer desires to purchase a portfolio of receivables arising in connection with motor vehicle retail installment sale contracts made by AmeriCredit Financial Services, Inc. or acquired by AmeriCredit Financial Services, Inc. through motor vehicle dealers and third party lenders;

                WHEREAS the Seller has purchased such receivables from AmeriCredit Financial Services, Inc. and is willing to sell such receivables to the Issuer;

                WHEREAS the Servicer is willing to service all such receivables;

                WHEREAS the Backup Servicer is willing to provide backup servicing for all such receivables;

                NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

                SECTION 1.1. Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

                "Accelerated Principal Amount" for a Distribution Date will equal the lesser of

                        (x) the excess, if any, of the amount of Available Funds on such Distribution Date over the amounts payable on such Distribution Date pursuant to clauses (i) through (xix) of
                Section 5.7(a); and

                        (y)     the excess, if any, on such Distribution Date of
                (i) the Pro Forma Note Balance for such Distribution Date over
                (ii) the Required Pro Forma Note Balance for such Distribution Date.

                "Accountants' Report" means the report of a firm of nationally recognized independent accountants described in Section 4.11.

                "Accounting Date" means, with respect to any Collection Period the last day of such Collection Period.

                "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                "Aggregate Principal Balance" means, with respect to any date of determination, the sum of the Principal Balances for all Receivables (other than (i) any Receivable that became a Liquidated Receivable prior to the end of the related Collection Period and (ii) any Receivable that became a Purchased Receivable prior to the end of the related Collection Period) as of the date of determination.

                "Aggregate Principal Parity Amount" means, with respect to any Distribution Date, the sum of the Class A Principal Parity Amount, the Class B Principal Parity Amount, the Class C Principal Parity Amount, the Class D Principal Parity Amount and the Class E Principal Parity Amount on that Distribution Date.

                "Agreement" means this Sale and Servicing Agreement, as the same may be amended and supplemented from time to time.

                "AmeriCredit" means AmeriCredit Financial Services, Inc.

                "Amount Financed" means, with respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the Financed Vehicle and any related costs, including amounts advanced in respect of accessories, insurance premiums, service and warranty contracts, other items customarily financed as part of motor vehicle retail installment sale contracts or promissory notes, and related costs.

                "Annual Percentage Rate" or "APR" of a Receivable means the annual percentage rate of finance charges or service charges, as stated in the related Contract.

                "Auto Loan Purchase and Sale Agreement" means any agreement between a Third-Party Lender and AmeriCredit relating to the acquisition of Receivables from a Third-Party Lender by AmeriCredit.

                "Available Funds" means, with respect to any Distribution Date, the sum of (i) the Collected Funds for the related Collection Period, (ii) all Purchase Amounts deposited in the Collection Account during the related Collection Period, plus Investment Earnings with respect to the Collection Account and the Note Distribution Account for the related Collection Period,
(iii) following the acceleration of the Notes pursuant to Section 5.2 of the Indenture, the amount of money or property collected pursuant to Section 5.3 of the Indenture since the preceding Distribution Date by the Trust Collateral Agent or the Majority Noteholders for distribution pursuant to Section 5.6 and
Section 5.8 of the Indenture, (iv) the proceeds of any purchase or sale of the assets of the Trust described in Section 10.1 and (v) amounts, if any, released from the Reserve Account pursuant to Section 5.8(a)(iii)(B) hereof on such Distribution Date.

                "Backup Servicer" means Systems & Services Technologies, Inc., or if Systems & Services Technologies, Inc. is unwilling to perform the duties of the Backup Servicer hereunder even though it is legally able to do so, JPMorgan Chase Bank, National Association, so long as it is the Indenture Trustee hereunder.

                "Base Servicing Fee" means, with respect to any Collection Period, the fee payable to the Servicer for services rendered during such Collection Period, which shall be equal to (a) with respect to AmeriCredit, as Servicer, one-twelfth of the Servicing Fee Rate multiplied by the Pool Balance as of the opening of business on the first day of such Collection Period, (b) with respect to Systems & Services Technologies, Inc. as successor Servicer, the amounts set forth in Schedule 1 to Annex A hereto and (c) with respect to any successor Servicer other than Systems & Services Technologies, Inc., the amount determined pursuant to Section 9.3(c).

                "Basic Documents" means this Agreement, the Certificate of Trust, the Trust Agreement, the Indenture, the Custodian Agreement, the Lockbox Agreement, the Underwriting Agreement, the Note Purchase Agreement and other documents and certificates delivered in connection therewith.

                "Business Day" means a day other than a Saturday, a Sunday, a legal holiday or other day on which commercial banking institutions in the states of Delaware, Texas, Missouri or New York or in the city which the corporate trust office of the Trustee under the Indenture or the Owner Trustee under the Trust Agreement is located are authorized or obligated by law or executive order to be closed.

                "Calendar Quarter" means the three-month period ending on the last day of March, June, September or December.

                "Certificate" means the trust certificate evidencing the beneficial interest of the Certificateholder in the Trust.

                "Certificateholder" means the Person in whose name the Certificate is registered.

                "Class" means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes, as the context requires.

                "Class A Principal Parity Amount" means, with respect to any Distribution Date, the lesser of (I) the excess, if any, of (x) the aggregate remaining principal balance of the Class A Notes immediately prior to such Distribution Date over (y) the Pool Balance as of the end of the immediately preceding Collection Period and (II) the amount of Total Available Funds remaining on deposit in the Collection Account after the funding of the items described in clauses (i) through (iii) of Section 5.7(a) on such Distribution Date.

                "Class A-1 Notes" has the meaning assigned to such term in the Indenture.

                "Class A-2 Notes" has the meaning assigned to such term in the Indenture.

                "Class A-3 Notes" has the meaning assigned to such term in the Indenture.

                "Class B Notes" has the meaning assigned to such term in the Indenture.

                "Class B Principal Parity Amount" means, with respect to any Distribution Date, the lesser of (I) the excess of (A) the excess, if any, of
(x) the aggregate remaining principal balance of the Class A Notes and of the Class B Notes, in each case immediately prior to such Distribution Date over (y) the Pool Balance as of the end of the immediately preceding Collection Period over (B) the Class A Principal Parity Amount for such Distribution Date and (II) the amount of Total Available Funds remaining on deposit in the Collection Account after the funding of the items described in clauses (i) through (vi) of
Section 5.7(a) on such Distribution Date.

                "Class C Notes" has the meaning assigned to such term in the Indenture.

                "Class C Principal Parity Amount" means, with respect to any Distribution Date, the lesser of (I) the excess of (A) the excess, if any, of
(x) the aggregate remaining principal balance of the Class A Notes, of the Class B Notes and of the Class C Notes, in each case immediately prior to such Distribution Date over (y) the Pool Balance as of the end of the immediately preceding Collection Period over (B) the sum of the Class A Principal Parity Amount and the Class B Principal Parity Amount for such Distribution Date and
(II) the amount of Total Available Funds remaining on deposit in the Collection Account after the funding of the items described in clauses (i) through (ix) of
Section 5.7(a) on such Distribution Date.

                "Class D Notes" has the meaning assigned to such term in the Indenture.

                "Class D Principal Parity Amount" means, with respect to any Distribution Date, the lesser of (I) the excess of (A) the excess, if any, of
(x) the aggregate remaining principal balance of the Class A Notes, of the Class B Notes, of the Class C Notes and of the Class D Notes, in each case immediately prior to such Distribution Date over (y) the Pool Balance as of the end of the immediately preceding Collection Period over (B) the sum of the Class A Principal Parity Amount, the Class B Principal Parity Amount and the Class C Parity Amount for such Distribution Date and (II) the amount of Total Available Funds remaining on deposit in the Collection Account after the funding of the items described in clauses (i) through (xii) of Section 5.7(a) on such Distribution Date.

                "Class E Notes" has the meaning assigned to such term in the Indenture.

                "Class E Principal Parity Amount" means, with respect to any Distribution Date, the lesser of (I) the excess of (A) the excess, if any, of
(x) the aggregate remaining principal balance of the Class A Notes, of the Class B Notes, of the Class C Notes, of the Class D Notes and of the Class E Notes, in each case immediately prior to such Distribution Date over (y) the Pool Balance as of the end of the immediately preceding Collection Period over (B) the sum of the Class A Principal Parity Amount, the Class B Principal Parity Amount, the Class C Principal Parity Amount and the Class D Principal Parity Amount for such Distribution Date and (II) the amount of Total Available Funds remaining on deposit in the Collection Account after the funding of the items described in clauses (i) through (xv) of Section 5.7(a) on such Distribution Date.

                "Closing Date" means April 14, 2005.

                "Collateral Insurance" shall have the meaning set forth in
Section 4.4(a).

                "Collected Funds" means, with respect to any Collection Period, the amount of funds in the Collection Account representing collections on the Receivables during such Collection Period, including all Net Liquidation Proceeds collected during such Collection Period (but excluding any Purchase Amounts).

                "Collection Account" means the account designated as such, established and maintained pursuant to Section 5.1.

                "Collection Period" means, with respect to the first Distribution Date, the period beginning on the close of business on April 6, 2005 and ending on the close of business on April 30, 2005 and with respect to each subsequent Distribution Date, "Collection Period" means the period beginning on the close of business on the last day of the second preceding calendar month and ending on the close of business on the last day of the immediately preceding calendar month. Any amount stated "as of the close of business of the last day of a Collection Period" shall give effect to the following calculations as determined as of the end of the day on such last day:
(i) all applications of collections and (ii) all distributions.

                "Collection Records" means all manually prepared or computer generated records relating to collection efforts or payment histories with respect to the Receivables.

                "Computer Tape" means the computer tapes or other electronic media furnished by the Servicer to the Issuer and its assigns describing certain characteristics of the Receivables as of the Cutoff Date.

                "Contract" means a motor vehicle retail installment sale contract or promissory note.

                "Controlling Party" means the Trust Collateral Agent, acting for the benefit of the Noteholders.

                "Corporate Trust Office" means (i) with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee, which at the time of execution of this agreement is Rodney Square North-1100 North Market Street, Wilmington, Delaware 19890-0001, and (ii) with respect to the Trustee and the Trust Collateral Agent, the principal office thereof at which at any particular time its corporate trust business shall be administered, which at the time of execution of this agreement is 4 New York Plaza, 6th Floor, New York, New York 10004, Attention: Institutional Trust Services, AmeriCredit 2005-1.

                "Cram Down Loss" means, with respect to a Receivable that has not become a Liquidated Receivable, if a court of appropriate jurisdiction in a proceeding related to an Insolvency Event shall have issued an order reducing the amount owed on a Receivable or otherwise modifying or restructuring the Scheduled Receivables Payments to be made on a Receivable, an amount equal to
(i) the excess of the Principal Balance of such Receivable immediately prior to such order over the principal balance of such Receivable as so reduced and/or
(ii) if such court shall have issued an order reducing the effective rate of interest on such Receivable, the excess of the Principal Balance of such Receivable immediately prior to such order over the net present value (using as the discount rate the higher of the APR on such Receivable or the rate of interest, if any, specified by the court in such order) of the Scheduled Receivables Payments as so modified or restructured. A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

                "Custodian" means AmeriCredit and any other Person named from time to time as custodian in any Custodian Agreement acting as agent for the Trust Collateral Agent.

                "Custodian Agreement" means any Custodian Agreement from time to time in effect between the Custodian named therein and the Trust Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                "Cutoff Date" means April 6, 2005.

                "Dealer" means a dealer who sold a Financed Vehicle and who originated and assigned the respective Receivable to AmeriCredit under a Dealer Agreement or pursuant to a Dealer Assignment.

                "Dealer Agreement" means any agreement between a Dealer and AmeriCredit relating to the acquisition of Receivables from a Dealer by AmeriCredit.

                "Dealer Assignment" means, with respect to a Receivable, the executed assignment executed by a Dealer conveying such Receivable to AmeriCredit.

                "Delivery" when used with respect to Trust Account Property means:

                (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-102(a)(47) of the UCC and are susceptible of physical delivery, transfer thereof to the Trust Collateral Agent by physical delivery to the Trust Collateral Agent endorsed to, or registered in the name of, the Trust Collateral Agent or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102(a)(4) of the UCC), transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Trust Collateral Agent or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(a)(5) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of the Trust Collateral Agent by the amount of such certificated security and the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the Trust Collateral Agent (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Trust Collateral Agent or its nominee; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Trust Collateral Agent or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

                (b) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary that is also a "depository" pursuant to applicable federal regulations; the making by such securities intermediary of entries in its books and records crediting such Trust Account Property to the Trust Collateral Agent's securities account at the securities intermediary and identifying such book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations as belonging to the Trust Collateral Agent; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Trust Collateral Agent, consistent with changes in applicable law or regulations or the interpretation thereof;

                (c) with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the Trust Collateral Agent or its nominee or custodian who either (i) becomes the registered owner on behalf of the Trust Collateral Agent or (ii) having previously become the registered owner, acknowledges that it holds for the Trust Collateral Agent; and

                (d) with respect to any item of Trust Account Property that is a security entitlement under Article 8 of the UCC and that is not governed by clause (b) above, causing the securities intermediary to indicate on its books and records that such security entitlement has been credited to a securities account of the Trust Collateral Agent.

                "Depositor" shall mean the Seller in its capacity as Depositor under the Trust Agreement.

                "Determination Date" means, with respect to any Collection Period, the second Business Day preceding the Distribution Date in the next calendar month and with respect to the first Distribution Date, May 4, 2005.

                "Distribution Date" means, with respect to each Collection Period, the sixth day of the following calendar month, or, if such day is not a Business Day, the immediately following Business Day, commencing May 6, 2005.

                "Electronic Ledger" means the electronic master record of the retail installment sales contracts or installment loans of the Servicer.

                "Eligible Deposit Account" means a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as (i) any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade and (ii) such depository institutions' deposits are insured by the FDIC.

                "Eligible Investments" mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

                (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

                (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause
(a) above or portion of such obligation for the benefit of the holders of such depository receipts); provided, however, that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Distribution Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor's of A-1+ and from Moody's of Prime-1;

                (c) commercial paper and demand notes investing solely in commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor's of A-1+ and from Moody's of Prime-1;

                (d) investments in money market funds (including funds for which the Trust Collateral Agent or the Owner Trustee in each of their individual capacities or any of their respective Affiliates is investment manager, controlling party or advisor) having a rating from Standard & Poor's of AAA-m or AAAm-G and from Moody's of Aaa;

                (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

                (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in clause (b) above;

                (g) any other investment which would satisfy the Rating Agency Condition and is consistent with the ratings of the Securities or any other investment that by its terms converts to cash within a finite period, if the Rating Agency Condition is satisfied with respect thereto; and

                (h)     cash denominated in United States dollars.

                Any of the foregoing Eligible Investments may be purchased by or through the Owner Trustee or the Trust Collateral Agent or any of their respective Affiliates.

                "FDIC" means the Federal Deposit Insurance Corporation.

                "Final Scheduled Distribution Date" means with respect to (i) the Class A-1 Notes, the April 6, 2006 Distribution Date, (ii) the Class A-2 Notes, the August 6, 2008 Distribution Date, (iii) the Class A-3 Notes, the May 6, 2009 Distribution Date, (iv) the Class B Notes, the November 6, 2009 Distribution Date, (v) the Class C Notes, the July 6, 2010 Distribution Date,
(vi) the Class D Notes, the May 6, 2011 Distribution Date and (vii) the Class E Notes, the June 6, 2012 Distribution Date.

                "Financed Vehicle" means an automobile or light-duty truck van or minivan, together with all accessions thereto, securing an Obligor's indebtedness under the respective Receivable.

                "Force-Placed Insurance" has the meaning ascribed thereto in
Section 4.4 hereof.

                "Indenture" means the Indenture dated as of April 6, 2005, among the Issuer and JPMorgan Chase Bank, National Association, as Trust Collateral Agent and Trustee, as the same may be amended and supplemented from time to time.

                "Initial Purchasers" means Credit Suisse First Boston LLC and Deutsche Bank Securities Inc. as initial purchases of the Class E Notes pursuant to the Note Purchase Agreement.

                "Insolvency Event" means, with respect to a specified Person,
(a) the filing of a petition against such Person or the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation or such Person's affairs, and such petition, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

                "Insurance Add-On Amount" means the premium charged to the Obligor in the event that the Servicer obtains Force-Placed Insurance pursuant to Section 4.4.

                "Insurance Policy" means, with respect to a Receivable, any insurance policy (including the insurance policies described in Section 4.4 hereof) benefiting the holder of the Receivable providing loss or physical damage, credit life, credit disability, theft, mechanical breakdown or similar coverage with respect to the Financed Vehicle or the Obligor.

                "Interest Period" means, with respect to any Distribution Date, the period from and including the most recent Distribution Date on which interest has been paid (or in the case of the first Distribution Date, from and including the Closing Date) to, but excluding, the following Distribution Date. In the case of the first Distribution Date, the Interest Period shall be 22 days for all Classes of Notes.

                "Interest Rate" means, with respect to (i) the Class A-1 Notes, 3.1425% per annum (computed on the basis of a 360-day year and the actual number of days elapsed in the applicable Interest Period), (ii) the Class A-2 Notes, 3.82% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months), (iii) the Class A-3 Notes, 4.26% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months), (iv) the Class B Notes, 4.48% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months), (v) the Class C Notes, 4.73% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months), (vi) the Class D Notes, 5.04% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months) and (vii) the Class E Notes, 5.82% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

                "Investment Earnings" means, with respect to any date of determination and Trust Account, the investment earnings on amounts on deposit in such Trust Account on such date.

                "Issuer" means AmeriCredit Automobile Receivables Trust 2005-1.

                "Lien" means a security interest, lien, charge, pledge, equity, or encumbrance of any kind, other than tax liens, mechanics' liens and any liens that attach to the respective Receivable by operation of law as a result of any act or omission by the related Obligor.

                "Lien Certificate" means, with respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable state to a secured party which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title. In any jurisdiction in which the original certificate of title is required to be given to the Obligor, the term "Lien Certificate" shall mean only a certificate or notification issued to a secured party. For Financed Vehicles registered in states which only issue confirmation of the lienholder's interest electronically, the "Lien Certificate" may consist of notification of an electronic recordation, by either a third party service provider or the relevant Registrar of Titles of the applicable state, which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title on the electronic lien and title system of the applicable state.

                "Liquidated Receivable" means, with respect to any Collection Period, a Receivable (i) as to which 90 days have elapsed since the Servicer repossessed the Financed Vehicle provided, however, that in no case shall 10% or more of a Scheduled Receivables Payment have become 210 or more days delinquent in the case of a repossessed Financed Vehicle, (ii) as to which the Servicer has determined in good faith that all amounts it expects to recover have been received, (iii) as to which 10% or more of a Scheduled Receivables Payment shall have become 120 or more days delinquent, except in the case of a repossessed Financed Vehicle, or (iv) that is, without duplication, a Sold Receivable.

                "Liquidation Proceeds" means, with respect to a Liquidated Receivable, all amounts realized with respect to such Receivable and, with respect to a Sold Receivable, the related Sale Amount.

                "Lockbox Account" means an account maintained on behalf of the Trust Collateral Agent by the Lockbox Bank pursuant to Section 4.2(d).

                "Lockbox Agreement" means the Tri-Party Remittance Processing Agreement, dated as of April 6, 2005, by and among AmeriCredit, JPMorgan Chase Bank, National Association, with offices at Phoenix, Arizona and the Trust Collateral Agent, as such agreement may be amended or supplemented from time to time, unless the Trust Collateral Agent shall cease to be a party thereunder, or such agreement shall be terminated in accordance with its terms, in which event "Lockbox Agreement" shall mean any replacement agreement therefor among the Servicer, the Trust Collateral Agent and the Lockbox Bank.

                "Lockbox Bank" means a depository institution named by the Servicer.

                "Majority Noteholders" means the Holders of Notes representing a majority of the principal balance of the most senior Class of Notes then outstanding.

                "Matured Principal Shortfall" means, with respect to any Distribution Date and for any Class of Notes which would have a remaining principal balance greater than zero on such Distribution Date, after taking into account the payment of all other principal amounts to such Class on such Distribution Date, and as to which such Distribution Date is either the Final Scheduled Distribution Date for such Class, or a Distribution Date subsequent to such Final Scheduled Distribution Date, the remaining principal balance of such Class on such Distribution Date, after taking into account the payment of all other principal amounts to such Class on such Distribution Date.

                "Minimum Sale Price" means (i) with respect to a Receivable (x) that has become 60 to 210 days delinquent or (y) that has become greater than 210 days delinquent and with respect to which the related Financed Vehicle has been repossessed by the Servicer and has not yet been sold at auction, the greater of (A) 55% multiplied by the Principal Balance of such Receivable and
(B) the product of the three month rolling average recovery rate (expressed as a percentage) for the Servicer in its liquidation of all receivables for which it acts as servicer, either pursuant to this Agreement or otherwise, multiplied by the Principal Balance of such Receivable or (ii) with respect to a Receivable
(x) with respect to which the related Financed Vehicle has been repossessed by the Servicer and has been sold at auction and the Net Liquidation Proceeds have been deposited in the Collection Account, or (y) that has become greater than 210 days delinquent and with respect to which the related Financed Vehicle has not been repossessed by the Servicer despite the Servicer's diligent efforts, consistent with its servicing obligations, to repossess the Financed Vehicle, $1.

                "Monthly Records" means all records and data maintained by the Servicer with respect to the Receivables, including the following with respect to each Receivable: the account number; the originating Dealer; Obligor name; Obligor address; Obligor home phone number; Obligor business phone number; original Principal Balance; original term; Annual Percentage Rate; current Principal Balance; current remaining term; origination date; first payment date; final scheduled payment date; next payment due date; date of most recent payment; new/used classification; collateral description; days currently delinquent; number of contract extensions (months) to date; amount of Scheduled Receivables Payment; and past due late charges.

                "Moody's" means Moody's Investors Service, or its successor.

                "Net Liquidation Proceeds" means, with respect to a Liquidated Receivable, Liquidation Proceeds net of (i) reasonable expenses incurred by the Servicer in connection with the collection of such Receivable and the repossession and disposition of the Financed Vehicle and (ii) amounts that are required to be refunded to the Obligor on such Receivable; provided, however, that the Net Liquidation Proceeds with respect to any Receivable shall in no event be less than zero.

                "Note Distribution Account" means the account designated as such, established and maintained pursuant to Section 5.1.

                "Note Pool Factor" for each Class of Notes as of the close of business on any date of determination means a seven-digit decimal figure equal to the outstanding principal amount of such Class of Notes divided by the original outstanding principal amount of such Class of Notes.

                "Note Purchase Agreement" means the Note Purchase Agreement dated as of April 5, 2005, among the Initial Purchasers, the Seller and the Servicer.

                "Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

                "Noteholders' Interest Carryover Amount" means, with respect to any Class of Notes and any date of determination, all or any portion of the Noteholders' Interest Distributable Amount for the immediately preceding Distribution Date which remains unpaid as of such date of determination, plus interest on such unpaid amount, to the extent permitted by law, at the respective Interest Rate borne by each Class of Notes from such immediately preceding Distribution Date to but excluding such date of determination.

                "Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date and Class of Notes, the sum of the Noteholders' Monthly Interest Distributable Amount for such Distribution Date and Class of Notes and the Noteholders' Interest Carryover Amount, if any for such Distribution Date and such Class. Interest on the Class A-1 Notes shall be computed on the basis of a 360-day year and the actual number of days elapsed in the applicable Interest Period; interest on all other Classes of Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

                "Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date and any Class of Notes, interest accrued at the respective Interest Rate during the applicable Interest Period on the principal amount of the Notes of such Class outstanding as of the end of the prior Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date), calculated (x) for the Class A-1 Notes on the basis of a 360-day year and the actual number of days elapsed in the applicable Interest Period and
(y) for all other Classes of Notes on the basis of a 360-day year of twelve 30-day months.

                "Noteholders' Principal Carryover Amount" means, as of any date of determination, all or any portion of the Noteholders' Principal Distributable Amount from the preceding Distribution Date which remains unpaid as of such date of determination.

                "Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date, (other than the Final Scheduled Distribution Date for any Class of Notes), the sum of the Principal Distributable Amount for such Distribution Date and the Noteholders' Principal Carryover Amount, if any, as of the close of the preceding Distribution Date. The Noteholders' Principal Distributable Amount on the Final Scheduled Distribution Date for any Class of Notes will equal the sum of (i) the Principal Distributable Amount for such Distribution Date, (ii) the Noteholders' Principal Carryover Amount as of such Distribution Date, and (iii) the excess of the outstanding principal amount of such Class of Notes, if any, over the amounts described in clauses (i) and (ii).

                "Obligor" on a Receivable means the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under the Receivable.

                "Officers' Certificate" means a certificate signed by the chief executive officer, the president, any executive vice president, any senior vice president, any vice president, any assistant vice president, any treasurer, any assistant treasurer, any secretary or any assistant secretary of the Seller or the Servicer, as appropriate.

                "Opinion of Counsel" means a written opinion of counsel satisfactory in form and substance to the Trust Collateral Agent.

                "Original Pool Balance" means the Pool Balance as of the Cutoff Date.

                "Other Conveyed Property" means all property conveyed by the Seller to the Trust pursuant to Section 2.1(b) through (i) of this Agreement.

                "Owner Trust Estate" has the meaning assigned to such term in the Trust Agreement.

                "Owner Trustee" means Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, its successors in interest or any successor Owner Trustee under the Trust Agreement.

                "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

                "Physical Property" has the meaning assigned to such term in the definition of "Delivery" above.

                "Pool Balance" means, as of any date of determination, the aggregate Principal Balance of the Receivables (excluding Purchased Receivables and Liquidated Receivables) as of the close of business on the last day of the preceding calendar month.

                "Principal Balance" means, with respect to any Receivable, as of any date, the sum of (x) the Amount Financed minus (i) that portion of all amounts received on or prior to such date and allocable to principal in accordance with the terms of the Receivable and (ii) any Cram Down Loss in respect of such Receivable plus (y) the accrued and unpaid interest on such Receivable.

                "Principal Distributable Amount" means, with respect to any Distribution Date, the amount equal to the excess, if any, of (x) the sum of (i) the principal portion of all Collected Funds received during the immediately preceding Collection Period (other than Liquidated Receivables and Purchased Receivables), (ii) the Principal Balance of all Receivables that became Liquidated Receivables during the related Collection Period (other than Purchased Receivables), (iii) the principal portion of the Purchase Amounts received with respect to all Receivables that became Purchased Receivables during the related Collection Period, (iv) the aggregate amount of Cram Down Losses that shall have occurred during the related Collection Period; and (v) following the acceleration of the Notes pursuant to Section 5.2 of the Indenture, the amount of money or property collected pursuant to Section 5.4 of the Indenture since the preceding Determination Date by the Trust Collateral Agent for distribution pursuant to Section 5.7 hereof over (y) the Step-Down Amount, if any, for such Distribution Date.

                "Pro Forma Note Balance" means, with respect to any Distribution Date, the aggregate remaining principal amount of the Notes outstanding on such Distribution Date, after giving effect to distributions pursuant to clauses (i) through (xviii) of Section 5.7(a) hereof.

                "Purchase Agreement" means the Purchase Agreement between the Seller and AmeriCredit, dated as of April 6, 2005, pursuant to which the Seller acquired the Receivables, as such Agreement may be amended from time to time.

                "Purchase Amount" means, with respect to a Purchased Receivable, the Principal Balance and all accrued and unpaid interest on the Purchased Receivable, after giving effect to the receipt of any moneys collected (from whatever source) on such Receivable, if any.

                "Purchased Receivable" means a Receivable purchased as of the close of business on the last day of a Collection Period by the Servicer pursuant to Sections 4.2, 4.4(c), 4.7 or 10.1(a) or repurchased by the Seller or AmeriCredit pursuant to Section 3.2.

                "Rating Agency" means Moody's and Standard & Poor's. If no such organization or successor maintains a rating on the Securities, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Seller, notice of which designation shall be given to the Trust Collateral Agent, the Owner Trustee and the Servicer.

                "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given 10 days' (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Seller, the Servicer, the Owner Trustee and the Trust Collateral Agent in writing that such action will not result in a reduction or withdrawal of the then current rating of any Class of Notes.

                "Realized Losses" means, with respect to any Receivable that becomes a Liquidated Receivable, the excess of the Principal Balance of such Liquidated Receivable over Net Liquidation Proceeds to the extent allocable to principal.

                "Receivable" means any Contract listed on Schedule A attached hereto (which Schedule may be in the form of microfiche or a disk).

                "Receivable Files" means the documents specified in Section 3.3.

                "Record Date" means, with respect to each Distribution Date, the Business Day immediately preceding such Distribution Date, unless otherwise specified in the Indenture.

                "Registrar of Titles" means, with respect to any state, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.

                "Required Pro Forma Note Balance" means, with respect to any Distribution Date, a dollar amount equal to the difference between (x) the Pool Balance as of the end of the prior calendar month minus (y) the lesser of (A) the sum of (i) 17.50% of the Pool Balance as of the end of the prior calendar month plus (ii) the aggregate, cumulative amount of principal paid to the holders of the Class E Notes pursuant to clause 5.7(a)(xxi) hereof on all prior Distribution Dates minus (iii) the Specified Reserve Balance, or (B) 30.0% of the Pool Balance.

                "Reserve Account" means the account designated as such, established and maintained pursuant to Section 5.1(a)(iii) hereof.

                "Reserve Account Deposit Amount" means, with respect to any Distribution Date, the lesser of (x) the excess of (i) the Specified Reserve Balance over (ii) the amount on deposit in the Reserve Account on such Distribution Date, after taking into account the amount of any Reserve Account Withdrawal Amount on such Distribution Date and (y) the amount remaining in the Collection Account after taking into account the distributions therefrom described in clauses (i) through (xviii) of Section 5.7(a).

                "Reserve Account Withdrawal Amount" means, with respect to any Distribution Date, the lesser of (x) any shortfall in the amount of Available Funds available to pay the amounts specified in clauses (i) through (xvii) of
Section 5.7(a) (taking into account application of Available Funds to the priority of payments specified in Section 5.7(a) and ignoring any provision hereof which otherwise limits the amounts described in such clauses to the amount of funds available) and (y) the amount on deposit in the Reserve Account on such Distribution Date prior to application of amounts on deposit therein pursuant to Section 5.8.

                "Sale Amount" means, with respect to any Sold Receivable, the amount received from the related third-party purchaser as payment for such Sold Receivable.

                "Schedule of Receivables" means the schedule of all motor vehicle retail installment sales contracts and promissory notes originally held as part of the Trust which is attached as Schedule A.

                "Schedule of Representations" means the Schedule of Representations and Warranties attached hereto as Schedule B.

                "Scheduled Receivables Payment" means, with respect to any Collection Period for any Receivable, the amount set forth in such Receivable as required to be paid by the Obligor in such Collection Period. If after the Closing Date, the Obligor's obligation under a Receivable with respect to a Collection Period has been modified so as to differ from the amount specified in such Receivable as a result of (i) the order of a court in an insolvency proceeding involving the Obligor, (ii) pursuant to the Servicemembers Civil Relief Act or (iii) modifications or extensions of the Receivable permitted by
Section 4.2(b), the Scheduled Receivables Payment with respect to such Collection Period shall refer to the Obligor's payment obligation with respect to such Collection Period as so modified.

                "Seller" means AFS SenSub Corp., a Nevada corporation, and its successors in interest to the extent permitted hereunder.

                "Service Contract" means, with respect to a Financed Vehicle, the agreement, if any, financed under the related Receivable that provides for the repair of such Financed Vehicle.

                "Servicer" means AmeriCredit Financial Services, Inc., as the servicer of the Receivables, and each successor Servicer pursuant to Section 9.3.

                "Servicer Termination Event" means an event specified in Section 9.1.

                "Servicer's Certificate" means an Officers' Certificate of the Servicer delivered pursuant to Section 4.9, substantially in the form of Exhibit A.

                "Servicing Fee" has the meaning specified in Section 4.8.

                "Servicing Fee Rate" means 2.25% per annum.

                "Simple Interest Method" means the method of allocating a fixed level payment on an obligation between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest on such obligation multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month and 365 days in the calendar year) elapsed since the preceding payment under the obligation was made.

                "Sold Receivable" means a Receivable that was more than 60 days delinquent and was sold to an unaffiliated third party by the Issuer, at the Servicer's direction, as of the close of business on the last day of a Collection Period and in accordance with the provisions of Section 4.3(c) hereof.

                "Specified Reserve Balance" means, with respect to any Distribution Date, $15,915,119.98; provided, that the Specified Reserve Balance will in no event exceed the outstanding principal amount of the Notes on such Distribution Date after giving effect to distributions pursuant to clauses (i) through (xxi) of Section 5.7(a) hereof.

                "Standard & Poor's" means Standard & Poor's, a Division of The McGraw-Hill Companies Inc., or its successor.

                "Step-Down Amount" means, with respect to any Distribution Date, the excess, if any, of (x) the Required Pro Forma Note Balance over (y) the Pro Forma Note Balance on such Distribution Date, calculated for this purpose only without deduction for any Step-Down Amount (i.e., assuming that the entire amount described in clause (x) of the definition of "Principal Distributable Amount" is distributed as principal on the Notes); provided, however, that the Step-Down Amount in no event may exceed the amount that would reduce the positive difference, if any, of the Pool Balance minus the Pro Forma Note Balance, to an amount less than $3,978,779.99, which is 0.5% of the initial Pool Balance.

                "Supplemental Servicing Fee" means, with respect to any Collection Period, all administrative fees, expenses and charges paid by or on behalf of Obligors, including late fees, prepayment fees and liquidation fees collected on the Receivables during such Collection Period but excluding any fees or expenses related to extensions.

                "Third-Party Lender" means an entity that originated a loan to a consumer for the purchase of a motor vehicle and sold the loan to AmeriCredit pursuant to an Auto Loan Purchase and Sale Agreement.

                "Third-Party Lender Assignment" means, with respect to a Receivable, the executed assignment executed by a Third-Party Lender conveying such Receivable to AmeriCredit.

                "Titled Third-Party Lender" means a Third-Party Lender having a short term debt rating of at least A-1/P-1 from Standard & Poor's and Moody's, respectively, that has agreed to assist AmeriCredit, to the extent necessary, with any repossession or legal action in respect of Financed Vehicles with respect to which such Third-Party Lender has assigned its full interest therein to AmeriCredit and is listed as first lienholder or secured party on the Lien Certificate relating to such Financed Vehicle.

                "Total Available Funds" has the meaning assigned thereto in
Section 5.7(a).

                "Trust" means the Issuer.

                "Trust Account Property" means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

                "Trust Accounts" has the meaning assigned thereto in Section
5.1.

                "Trust Agreement" means the Trust Agreement dated as of March 15, 2005, between the Seller and the Owner Trustee, as amended and restated as of April 6, 2005, as the same may be amended and supplemented from time to time.

                "Trust Collateral Agent" means the Person acting as Trust Collateral Agent hereunder, its successors in interest and any successor Trust Collateral Agent hereunder.

                "Trust Officer" means, (i) in the case of the Trust Collateral Agent, the chairman or vice-chairman of the board of directors, any managing director, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president, assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Trust Collateral Agent customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, and (ii) in the case of the Owner Trustee, any officer in the corporate trust office of the Owner Trustee or any agent of the Owner Trustee under a power of attorney with direct responsibility for the administration of this Agreement or any of the Basic Documents on behalf of the Owner Trustee.

                "Trust Property" means the property and proceeds conveyed pursuant to Section 2.1, together with certain monies paid on or after the Cutoff Date, the Collection Account (including all Eligible Investments therein and all proceeds therefrom), the Lockbox Account, the Reserve Account (including all Eligible Investments therein and all proceeds therefrom), the Note Distribution Account (including all Eligible Investments therein and all proceeds therefrom), and certain other rights under this Agreement.

                "Trustee" means the Person acting as Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

                "UCC" means the Uniform Commercial Code as in effect in the relevant jurisdiction on the date of the Agreement.

                SECTION 1.2.    Other Definitional Provisions.

                (a) Capitalized terms used herein and not otherwise defined herein have meanings assigned to them in the Indenture, or, if not defined therein, in the Trust Agreement.

                (b) All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                (c) As used in this Agreement, in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such instrument, certificate or other document, and accounting terms partly defined in this Agreement or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.

                (d) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

                (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                   ARTICLE II

                            Conveyance of Receivables

                SECTION 2.1. Conveyance of Receivables. In consideration of the Issuer's delivery to or upon the order of the Seller on the Closing Date of the net proceeds from the sale of the Notes and the other amounts to be distributed from time to time to the Seller in accordance with the terms of this Agreement, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the obligations set forth herein), all right, title and interest of the Seller in and to:

                (a) the Receivables and all moneys received thereon after the Cutoff Date;

                (b) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Seller in such Financed Vehicles;

                (c) any proceeds and the right to receive proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors and any proceeds from the liquidation of the Receivables;

                (d) any proceeds from any Receivable repurchased by a Dealer pursuant to a Dealer Agreement or a Third-Party Lender pursuant to an Auto Loan Purchase and Sale Agreement as a result of a breach of representation or warranty in the related Dealer Agreement or Auto Loan Purchase and Sale Agreement;

                (e) all rights under any Service Contracts on the related Financed Vehicles;

                (f)     the related Receivable Files;

                (g) all of the Seller's right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Purchase Agreement, including the Seller's rights under the Purchase Agreement, and the delivery requirements, representations and warranties and the cure and repurchase obligations of AmeriCredit under the Purchase Agreement;

                (h)     all of the Seller's (i) Accounts, (ii) Chattel Paper,
(iii) Documents, (iv) Instruments and (v) General Intangibles (as such terms are defined in the UCC) relating to the property described in (a) through (g); and

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                (i)     all proceeds and investments with respect to items (a)
through (h).

                It is the intention of the Seller that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Receivables and Other Conveyed Property from the Seller to the Issuer and the beneficial interest in and title to the Receivables and the Other Conveyed Property shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. In the event that, notwithstanding the intent of the Seller, the transfer and assignment contemplated hereby is held by a court of competent jurisdiction not to be a sale, this Agreement shall constitute a grant of a security interest by the Seller to the Issuer in the property referred to in this Section, whether now owned or existing or hereafter acquired or arising, and this Agreement shall constitute a security agreement under applicable law.

                SECTION 2.2.    [Reserved]

                SECTION 2.3.    Further Encumbrance of Trust Property.

                (a) Immediately upon the conveyance to the Trust by the Seller of any item of the Trust Property pursuant to Section 2.1, all right, title and interest of the Seller in and to such item of Trust Property shall terminate, and all such right, title and interest shall vest in the Trust, in accordance with the Trust Agreement and Sections 3802 and 3805 of the Statutory Trust Statute (as defined in the Trust Agreement).

                (b) Immediately upon the vesting of the Trust Property in the Trust, the Trust shall have the sole right to pledge or otherwise encumber, such Trust Property. Pursuant to the Indenture, the Trust shall grant a security interest in the Trust Property to the Trust Collateral Agent securing the repayment of the Notes. The Certificates shall represent the beneficial ownership interest in the Trust Property, and the Certificateholders shall be entitled to receive distributions with respect thereto as set forth herein.

                (c) Following the payment in full of the Notes and the release and discharge of the Indenture, all covenants of the Issuer under
Article III of the Indenture shall, until payment in full of the Certificates, remain as covenants of the Issuer for the benefit of the Certificateholders, enforceable by the Certificateholders to the same extent as such covenants were enforceable by the Noteholders prior to the discharge of the Indenture. Any rights of the Trustee under Article III of the Indenture, following the discharge of the Indenture, shall vest in Certificateholders.

                (d) The Trust Collateral Agent shall, at such time as there are no Securities outstanding and all sums due to (i) the Trustee pursuant to the Indenture, (ii) the Trust Collateral Agent pursuant to this Agreement and
(iii) the Backup Servicer pursuant to this Agreement, have been paid, release any remaining portion of the Trust Property to the Seller.

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

                                   ARTICLE III

                                 The Receivables

                SECTION 3.1. Representations and Warranties of Seller. The Seller hereby represents and warrants that each of the representations and warranties set forth on the Schedule of Representations attached hereto as Schedule B is true and correct on which the Issuer is deemed to have relied in acquiring the Receivables. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables to the Issuer and the pledge thereof to the Trust Collateral Agent pursuant to the Indenture and shall not be waived.

                SECTION 3.2.    Repurchase upon Breach.

                (a) The Seller, the Servicer, the Backup Servicer, the Trust Collateral Agent or the Owner Trustee, as the case may be, shall inform the other parties to this Agreement promptly, by notice in writing, upon the discovery of any breach of the Seller's representations and warranties made pursuant to Section 3.1. As of the last day of the second (or, if the Seller so elects, the first) month following the discovery by the Seller or receipt by the Seller of notice of such breach, unless such breach is cured by such date, the Seller shall have an obligation to repurchase any Receivable in which the interests of the Noteholders are materially and adversely affected by any such breach as of such date. The "second month" shall mean the month following the month in which discovery occurs or notice is given, and the "first month" shall mean the month in which discovery occurs or notice is given. In consideration of and simultaneously with the repurchase of the Receivable, the Seller shall remit, or cause AmeriCredit to remit, to the Collection Account the Purchase Amount in the manner specified in Section 5.6 and the Issuer shall execute such assignments and other documents reasonably requested by such person in order to effect such repurchase. The sole remedy of the Issuer, the Owner Trustee, the Trust Collateral Agent, the Trustee, the Backup Servicer or the Noteholders with respect to a breach of representations and warranties pursuant to Section 3.1 and the agreement contained in this Section shall be the repurchase of Receivables pursuant to this Section, subject to the conditions contained herein or to enforce the obligation of AmeriCredit to the Seller to repurchase such Receivables pursuant to the Purchase Agreement. Neither the Owner Trustee, the Trust Collateral Agent nor the Trustee shall have a duty to conduct any affirmative investigation as to the occurrence of any conditions requiring the repurchase of any Receivable pursuant to this Section.

                In addition to the foregoing and notwithstanding whether the related Receivable shall have been purchased by the Seller, the Seller shall indemnify the Trust, the Trustee, the Backup Servicer, the Trust Collateral Agent and the officers, directors, agents and employees thereof, and the Noteholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach.

                (b) Pursuant to Section 2.1 of this Agreement, the Seller conveyed to the Trust all of the Seller's right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Purchase Agreement including the Seller's rights under the Purchase Agreement and the delivery requirements, representations and warranties and the cure or repurchase obligations of AmeriCredit thereunder. The Seller hereby represents and warrants to the Trust that such assignment is valid, enforceable and effective to permit the Trust to enforce such obligations of AmeriCredit under the Purchase Agreement. Any purchase by AmeriCredit pursuant to the Purchase Agreement shall be deemed a purchase by the Seller pursuant to this Section 3.2 and the definition of Purchased Receivable.

                SECTION 3.3.    Custody of Receivables Files.

                (a) In connection with the sale, transfer and assignment of the Receivables and the Other Conveyed Property to the Trust pursuant to this Agreement and simultaneously with the execution and delivery of this Agreement, the Trust Collateral Agent shall enter into the Custodian Agreement with the Custodian, dated as of April 6, 2005, pursuant to which the Trust Collateral Agent shall revocably appoint the Custodian, and the Custodian shall accept such appointment, to act as the agent of the Trust Collateral Agent as custodian of the following documents or instruments in its possession which shall be delivered to the Custodian as agent of the Trust Collateral Agent on or before the Closing Date (with respect to each Receivable):

                        (i) The fully executed original of the Receivable (together with any agreements modifying the Receivable);

                        (ii) The original credit application, or a copy thereof, of each Obligor, fully executed by each such Obligor on AmeriCredit's customary form, or on a form approved by AmeriCredit, for such application; and

                        (iii) The Lien Certificate (when received) and otherwise such documents, if any, that AmeriCredit keeps on file in accordance with its customary procedures indicating that the Financed Vehicle is owned by the Obligor and subject to the interest of AmeriCredit (or a Titled Third-Party Lender) as first lienholder or secured party (including any Lien Certificate received by AmeriCredit), or, if such Lien Certificate has not yet been received, a copy of the application therefor, showing AmeriCredit (or, with respect to Lien Certificates provided by the State of Maine, the Issuer) (or a Titled Third-Party Lender) as secured party.

                (b) If the Trust Collateral Agent is acting as the Custodian pursuant to Section 8 of the Custodian Agreement, the Trust Collateral Agent shall be deemed to have assumed the obligations of the Custodian (except for any liabilities incurred by the predecessor Custodian) specified in the Custodian Agreement until such time as a successor Custodian has been appointed. Upon payment in full of any Receivable, the Servicer will notify the Custodian pursuant to a certificate of an officer of the Servicer (which certificate shall include a statement to the effect that all amounts received in connection with such payments which are required to be deposited in the Collection Account pursuant to Section 4.1 have been so deposited) and shall request delivery of the Receivable and Receivable File to the Servicer. Upon the sale of any Receivable pursuant to Section 4.3(c) hereof, the Servicer will notify the Custodian pursuant to a certificate of an officer of the Servicer (which certificate shall include a statement to the effect that all amounts received in connection with such sale which are required to be deposited in the Collection Account pursuant to Section 4.3(c) have been so deposited) and shall request delivery of the Receivable and Receivable File to the purchaser of such Receivable. From time to time as appropriate for servicing and enforcing any Receivable, the Custodian shall, upon written request of an officer of the Servicer and delivery to the Custodian of a receipt signed by such officer, cause the original Receivable and the related Receivable File to be released to the Servicer. The Servicer's receipt of a Receivable and/or Receivable File shall obligate the Servicer to return the original Receivable and the related Receivable File to the Custodian when its need by the Servicer has ceased unless the Receivable is repurchased as described in Section 3.2, 4.2 or 4.7.

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

                                   ARTICLE IV

                   Administration and Servicing of Receivables

                SECTION 4.1.    Duties of the Servicer and the Backup Servicer

                (a) The Servicer is hereby authorized to act as agent for the Trust and in such capacity shall manage, service, administer and make collections on the Receivables, and perform the other actions required by the Servicer under this Agreement. The Servicer agrees that its servicing of the Receivables shall be carried out in accordance with customary and usual procedures of institutions which service motor vehicle retail installment sales contracts and, to the extent more exacting, the degree of skill and attention that the Servicer exercises from time to time with respect to all comparable motor vehicle receivables that it services for itself or others. In performing such duties, so long as AmeriCredit is the Servicer, it shall substantially comply with the policies and procedures described on Schedule C, as such policies and procedures may be updated from time to time. The Servicer's duties shall include, without limitation, collection and posting of all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting any required tax information to Obligors, monitoring the collateral, complying with the terms of the Lockbox Agreement, accounting for collections and furnishing monthly and annual statements to the Trust Collateral Agent and the Trustee with respect to distributions, monitoring the status of Insurance Policies with respect to the Financed Vehicles and performing the other duties specified herein.

                The Servicer, or if AmeriCredit is no longer the Servicer, AmeriCredit, at the request of the Servicer, shall also administer and enforce all rights and responsibilities of the holder of the Receivables provided for in the Dealer Agreements and Auto Loan Purchase and Sale Agreements (and shall maintain possession of the Dealer Agreements and Auto Loan Purchase and Sale Agreements, to the extent it is necessary to do so), the Dealer Assignments, the Third-Party Lender Assignments and the Insurance Policies, to the extent that such Dealer Agreements, Auto Loan Purchase and Sale Agreements, Dealer Assignments, Third-Party Lender Assignments and Insurance Policies relate to the Receivables, the Financed Vehicles or the Obligors. To the extent consistent with the standards, policies and procedures otherwise required hereby, the Servicer shall follow its customary standards, policies, and procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Trust to execute and deliver, on behalf of the Trust, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and with respect to the Financed Vehicles; provided, however, that notwithstanding the foregoing, the Servicer shall not, except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Receivable or waive the right to collect the unpaid balance of any Receivable from the Obligor, except in accordance with the Servicer's customary practices as reflected in the Servicing Policies and Procedures attached hereto as Schedule C.

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

                The Servicer is hereby authorized to commence, in its own name or in the name of the Trust, a legal proceeding to enforce a Receivable pursuant to Section 4.3 or to commence or participate in any other legal proceeding (including, without limitation, a bankruptcy proceeding) relating to or involving a Receivable, an Obligor or a Financed Vehicle. If the Servicer commences or participates in such a legal proceeding in its own name, the Trust shall thereupon be deemed to have automatically assigned such Receivable to the Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Trust to execute and deliver in the Servicer's name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. The Trust Collateral Agent and the Owner Trustee shall furnish the Servicer with any limited powers of attorney and other documents which the Servicer may reasonably request and which the Servicer deems necessary or appropriate and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

                As set forth in Section 9.3, in the event the Servicer fails to perform its obligations hereunder, the Backup Servicer shall be responsible for the Servicer's duties in this Agreement as if it were the Servicer, except as expressly set forth in Annex A hereto, provided that the Backup Servicer shall not be liable for the Servicer's breach of its obligations.

                (b) The Backup Servicer shall have the following duties: (i) prior to or within 45 days after the Closing Date, the Backup Servicer shall have conducted an onsite inspection of the Servicer's operations, and shall conduct additional onsite inspections not less frequently than every 12 months thereafter. Each on-site inspection shall be at the cost of AmeriCredit. Within 10 days of each such inspection, the Backup Servicer shall deliver a certificate (in the form to be agreed on in good faith between the Backup Servicer and the Controlling Party and with a copy to the Servicer) (the "Backup Servicer's Certificate") certifying that the Backup Servicer has conducted an inspection consistent with this Section 4.1(b). During each such inspection, the Backup Servicer shall perform certain review procedures as agreed to between the Controlling Party and the Backup Servicer including, without limitation, such review procedures as the Backup Servicer may require in order to be put in a position to assume the servicing responsibilities of the Servicer if and to the extent required hereunder; and (ii) within 45 days of the Closing Date, the Backup Servicer shall complete all data mapping, and, upon receipt of Monthly Tapes pursuant to Section 4.13: (A) electronically compile the Monthly Tape data in the Backup Servicer's "off-line" computer, and (B) update or amend the data-mapping pursuant to any updated or amended fields in the Monthly Tapes.

                SECTION 4.2. Collection of Receivable Payments; Modifications of Receivables; Lockbox Agreements.

                (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable automobile receivables that it services for itself or others and otherwise act with respect to the Receivables, the Dealer Agreements, the Dealer Assignments, the Auto Loan Purchase and Sale Agreements, the Third-Party Lender Assignments, the Insurance Policies and the Other Conveyed Property in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Trust with respect thereto, including directing the Issuer to sell the Receivables pursuant to Section 4.3(c) hereof. The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Receivable.

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

                (b) The Servicer may (A) at any time agree to a modification or amendment of a Receivable in order to (i) not more than once per year, change the Obligor's regular monthly due date to a date that shall in no event be later than 30 days after the original monthly due date of that Receivable or (ii) re-amortize the Scheduled Receivables Payments on the Receivable (x) following a partial prepayment of principal, in accordance with its customary procedures or
(y) following the Obligor's reinstatement based on local laws or (B) may direct the Issuer to sell the Receivables pursuant to Section 4.3 hereof if the Servicer believes in good faith that such extension, modification, amendment or sale is necessary to avoid a default on such Receivable, will maximize the amount to be received by the Trust with respect to such Receivable, and is otherwise in the best interests of the Trust.

                (c) The Servicer may grant payment extensions on, or other modifications or amendments to, a receivable (in addition to those modifications permitted by Section 4.2(b) hereof), in accordance with its customary procedures if the Servicer believes in good faith that such extension, modification or amendment is necessary to avoid a default on such Receivable, will maximize the amount to be received by the Trust with respect to such Receivable, and is otherwise in the best interests of the Trust; provided, however, that:

                        (i) The aggregate period of all extensions on a Receivable shall not exceed eight months; and

                        (ii) In no event may a Receivable be extended beyond the Collection Period immediately preceding the latest Final Scheduled Distribution Date.

                (d) The Servicer shall use its best efforts to notify or direct Obligors to make all payments on the Receivables, whether by check or by direct debit of the Obligor's bank account, to be made directly to one or more Lockbox Banks, acting as agent for the Trust pursuant to a Lockbox Agreement. The Servicer shall use its best efforts to notify or direct any Lockbox Bank to deposit all payments on the Receivables in the Lockbox Account no later than the Business Day after receipt, and to cause all amounts credited to the Lockbox Account on account of such payments to be transferred to the Collection Account no later than the second Business Day after receipt of such payments. The Lockbox Account shall be a demand deposit account held by the Lockbox Bank.

                Prior to the Closing Date, the Servicer shall have notified each Obligor that makes its payments on the Receivables by check to make such payments thereafter directly to the Lockbox Bank (except in the case of Obligors that have already been making such payments to the Lockbox Bank), and shall have provided each such Obligor with remittance invoices in order to enable such Obligors to make such payments directly to the Lockbox Bank for deposit into the Lockbox Account, and the Servicer will continue, not less often than every three months, to so notify those Obligors who have failed to make payments to the Lockbox Bank. If at any time, an Obligor's bank account cannot be accessed by direct debit and if such inability is not cured within 15 days or cannot be cured by execution by the Obligor of a new authorization for automatic payment, the Servicer shall notify such Obligor that it cannot make payment by direct debit and must thereafter make payment by check.

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

                Notwithstanding any Lockbox Agreement, or any of the provisions of this Agreement relating to the Lockbox Agreement, the Servicer shall remain obligated and liable to the Trust, the Trust Collateral Agent and Noteholders for servicing and administering the Receivables and the Other Conveyed Property in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue thereof; provided, however, that the foregoing shall not apply to any Backup Servicer for so long as a Lockbox Bank is performing its obligations pursuant to the terms of a Lockbox Agreement.

                In the event of a termination of the Servicer, the successor Servicer shall assume all of the rights and obligations of the outgoing Servicer under the Lockbox Agreement subject to the terms hereof. In such event, the successor Servicer shall be deemed to have assumed all of the outgoing Servicer's interest therein and to have replaced the outgoing Servicer as a party to each such Lockbox Agreement to the same extent as if such Lockbox Agreement had been assigned to the successor Servicer, except that the outgoing Servicer shall not thereby be relieved of any liability or obligations on the part of the outgoing Servicer to the Lockbox Bank under such Lockbox Agreement. The outgoing Servicer shall, upon request of the Trust Collateral Agent, but at the expense of the outgoing Servicer, deliver to the successor Servicer all documents and records relating to each such Lockbox Agreement and an accounting of amounts collected and held by the Lockbox Bank and otherwise use its best efforts to effect the orderly and efficient transfer of any Lockbox Agreement to the successor Servicer. In the event that the Majority Noteholders elect to change the identity of the Lockbox Bank, the outgoing Servicer, at its expense, shall cause the Lockbox Bank to deliver, at the direction of the Majority Noteholders to the Trust Collateral Agent and a successor Lockbox Bank, all documents and records relating to the Receivables and all amounts held (or thereafter received) by the Lockbox Bank (together with an accounting of such amounts) and shall otherwise use its best efforts to effect the orderly and efficient transfer of the lockbox arrangements and the Servicer shall notify the Obligors to make payments to the Lockbox established by the successor.

                (e) The Servicer shall remit all payments by or on behalf of the Obligors received directly by the Servicer to the Lockbox Bank as soon as practicable, but in no event later than the second Business Day after receipt thereof, and such amounts shall be deposited into the Lockbox Account and transferred from the Lockbox Account to the Collection Account in accordance with Section 4.2(d) hereof.

                (f) The Servicer shall not cause or permit the substitution of the Financed Vehicle relating to a Receivable unless: (i) the substitution is a replacement of the Financed Vehicle originally financed under the related Receivable; (ii) the Financed Vehicle originally financed under the related Receivable was either (x) insured under an Insurance Policy as required under
Section 4.4(a) at the time of a casualty loss that is treated as a total loss under such Insurance Policy, (y) deemed to be a "lemon" pursuant to applicable state law and repurchased by the related Dealer or (z) is the subject of an order by a court of competent jurisdiction directing the Servicer to substitute another vehicle under the related Receivable; (iii) the related Receivable is not more than 30 days delinquent; (iv) the Obligor is deemed to be in "good standing" by the Servicer and is not in breach of any requirement under the related Receivable; (v) the replacement

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

Financed Vehicle has a book value (N.A.D.A.) at least equal to the book value (N.A.D.A.) of the Financed Vehicle that is being replaced, measured immediately before the casualty loss or replacement by the Dealer and (vi) as of the date of such substitution, the replacement Financed Vehicle's mileage is no greater than the mileage on the Financed Vehicle that is being replaced; provided, however, that if the substitution is made pursuant to clause (ii)(z), above, clauses
(iii) through (vi) inclusive, shall not be applicable. The Servicer shall not cause or permit the substitution of Financed Vehicles relating to Receivables having an original aggregate Principal Balance greater than two percent (2%) of the Original Pool Balance, (the "Substitution Limit"). In the event that the Substitution Limit is exceeded for any reason, (i) AmeriCredit shall, on or before the next following Accounting Date, repurchase a sufficient number of such Receivables to cause the aggregate original Principal Balances of such Receivables to be less than the Substitution Limit or (ii) if AmeriCredit is not the Servicer and the Servicer has caused substitutions to be made hereunder pursuant to the circumstances described in clause (ii)(x), above, the Servicer shall, on or before the next following Accounting Date, repurchase a sufficient number of such Receivables to cause the aggregate original Principal Balances of such Receivables to be less than the Substitution Limit.

                SECTION 4.3.    Realization upon Receivables.

                (a) In addition to the Servicer's ability to direct the Issuer to sell Receivables pursuant to Section 4.3(c) hereof, and consistent with the standards, policies and procedures required by this Agreement, the Servicer shall use its best efforts to repossess (or otherwise comparably convert the ownership of) and liquidate any Financed Vehicle securing a Receivable with respect to which the Servicer has determined that payments thereunder are not likely to be resumed, as soon as is practicable after default on such Receivable but in no event later than the date on which all or any portion of a Scheduled Receivables Payment has become 91 days delinquent; provided, however, that the Servicer may elect not to repossess a Financed Vehicle within such time period if in its good faith judgment it determines that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance or if it instead elects to direct the Issuer to sell the Receivables pursuant to Section 4.3(c). The Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the standard of care required by Section 4.1, which practices and procedures may include reasonable efforts to realize upon any recourse to Dealers and Third-Party Lenders, the sale of the related Financed Vehicle at public or private sale, the submission of claims under an Insurance Policy and other actions by the Servicer in order to realize upon such a Receivable. The foregoing is subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession shall increase the proceeds of liquidation of the related Receivable by an amount greater than the amount of such expenses. All amounts received upon liquidation of a Financed Vehicle shall be remitted directly by the Servicer to the Collection Account without deposit into any intervening account as soon as practicable, but in no event later than the Business Day after receipt thereof. The Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle into cash proceeds, but only out of the cash proceeds of such Financed Vehicle, any deficiency obtained from the Obligor or any amounts received from the related Dealer or Third-Party Lender, which amounts in reimbursement may be retained by the Servicer (and shall not be required to be deposited as provided in Section 4.2(e)) to the extent of such expenses. The Servicer shall pay on behalf of the Trust any personal property taxes assessed on repossessed Financed Vehicles. The Servicer shall be entitled to reimbursement of any such tax from Net Liquidation Proceeds with respect to such Receivable.

                (b) If the Servicer, or if AmeriCredit is no longer the Servicer, AmeriCredit at the request of the Servicer, elects to commence a legal proceeding to enforce a Dealer Agreement, Auto Loan Purchase and Sale Agreement, Dealer Assignment or Third-Party Lender Assignment, the act of commencement shall be deemed to be an automatic assignment from the Trust to the Servicer, or to AmeriCredit at the request of the Servicer, of the rights under such Dealer Agreement, Auto Loan Purchase and Sale Agreement, Dealer Assignment or Third-Party Lender Assignment for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer or AmeriCredit, as appropriate, may not enforce a Dealer Agreement, Auto Loan Purchase and Sale Agreement, Dealer Assignment or Third-Party Lender Assignment on the grounds that it is not a real party in interest or a Person entitled to enforce the Dealer Agreement, Auto Loan Purchase and Sale Agreement, Dealer Assignment or Third-Party Lender Assignment, the Owner Trustee and/or the Trust Collateral Agent, at AmeriCredit's expense, or the Seller, at the Seller's expense, shall take such steps as the Servicer deems reasonably necessary to enforce the Dealer Agreement, Auto Loan Purchase and Sale Agreement, Dealer Assignment or Third-Party Lender Assignment, including bringing suit in its name or the name of the Seller or of the Trust and the Owner Trustee and/or the Trust Collateral Agent for the benefit of the Noteholders. All amounts recovered shall be remitted directly by the Servicer as provided in Section 4.2(e).

                (c) Consistent with the standards, policies and procedures required by this Agreement, the Servicer may use its best efforts to locate a third party purchaser that is not affiliated with the Servicer, the Seller or the Issuer to purchase from the Issuer any Receivable that has become more than 60 days delinquent, and shall have the right to direct the Issuer to sell any such Receivable to the third-party purchaser; provided, that no more than 20% of the number of Receivables in the pool as of the Cutoff Date may be sold by the Issuer pursuant to this Section 4.3(c) in the aggregate; provided further, that the Servicer may elect to not direct the Issuer to sell a Receivable that has become more than 60 days delinquent if in its good faith judgment the Servicer determines that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance. In selecting Receivables to be sold to a third party purchaser pursuant to this Section 4.3(c), the Servicer shall use commercially reasonable efforts to locate purchasers for the most delinquent Receivables first. In any event, the Servicer shall not use any procedure in selecting Receivables to be sold to third party purchasers which is materially adverse to the interest of the Noteholders. The Issuer shall sell each Sold Receivable for the greatest market price possible; provided, however, that aggregate Sale Amounts received by the Issuer for all Receivables sold to a single third-party purchaser on a single date must be at least equal to the sum of the Minimum Sale Prices for all such Receivables. The Servicer shall remit or cause the third-party purchaser to remit all sale proceeds from the sale of Receivables directly to the Collection Account without deposit into any intervening account as soon as practicable, but in no event later than the Business Day after receipt thereof.

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                SECTION 4.4.    Insurance.

                (a) The Servicer shall require, in accordance with its customary servicing policies and procedures, that each Financed Vehicle be insured by the related Obligor under the Insurance Policies referred to in Paragraph 24 of the Schedule of Representations and Warranties and shall monitor the status of such physical loss and damage insurance coverage thereafter, in accordance with its customary servicing procedures. Each Receivable requires the Obligor to maintain such physical loss and damage insurance, naming AmeriCredit and its successors and assigns as additional insureds, and permits the holder of such Receivable to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to maintain such insurance. If the Servicer shall determine that an Obligor has failed to obtain or maintain a physical loss and damage Insurance Policy covering the related Financed Vehicle which satisfies the conditions set forth in clause (i)(a) of such Paragraph 24 (including, without limitation, during the repossession of such Financed Vehicle) the Servicer may enforce the rights of the holder of the Receivable under the Receivable to require the Obligor to obtain such physical loss and damage insurance in accordance with its customary servicing policies and procedures. The Servicer may maintain a vendor's single interest or other collateral protection insurance policy with respect to all Financed Vehicles ("Collateral Insurance") which policy shall by its terms insure against physical loss and damage in the event any Obligor fails to maintain physical loss and damage insurance with respect to the related Financed Vehicle. All policies of Collateral Insurance shall be endorsed with clauses providing for loss payable to the Servicer. Costs incurred by the Servicer in maintaining such Collateral Insurance shall be paid by the Servicer.

                (b) The Servicer may, if an Obligor fails to obtain or maintain a physical loss and damage Insurance Policy, obtain insurance with respect to the related Financed Vehicle and advance on behalf of such Obligor, as required under the terms of the insurance policy, the premiums for such insurance (such insurance being referred to herein as "Force-Placed Insurance"). All policies of Force-Placed Insurance shall be endorsed with clauses providing for loss payable to the Servicer. Any cost incurred by the Servicer in maintaining such Force-Placed Insurance shall only be recoverable out of premiums paid by the Obligors or Net Liquidation Proceeds with respect to the Receivable, as provided in Section 4.4(c).

                (c) In connection with any Force-Placed Insurance obtained hereunder, the Servicer may, in the manner and to the extent permitted by applicable law, require the Obligors to repay the entire premium to the Servicer. In no event shall the Servicer include the amount of the premium in the Amount Financed under the Receivable. For all purposes of this Agreement, the Insurance Add-On Amount with respect to any Receivable having Force-Placed Insurance will be treated as a separate obligation of the Obligor and will not be added to the Principal Balance of such Receivable, and amounts allocable thereto will not be available for distribution on the Notes and the Certificates. The Servicer shall retain and separately administer the right to receive payments from Obligors with respect to Insurance Add-On Amounts or rebates of Forced-Placed Insurance premiums. If an Obligor makes a payment with respect to a Receivable having Force-Placed Insurance, but the Servicer is unable to determine whether the payment is allocable to the Receivable or to the Insurance Add-On Amount, the payment shall be applied first to any unpaid Scheduled Receivables Payments and then to the Insurance Add-On Amount. Net Liquidation Proceeds on any Receivable will be used first to pay the Principal Balance and accrued interest on such Receivable and then to pay the related Insurance Add-On Amount. If an Obligor under a

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

Receivable with respect to which the Servicer has placed Force-Placed Insurance fails to make scheduled payments of such Insurance Add-On Amount as due, and the Servicer has determined that eventual payment of the Insurance Add-On Amount is unlikely, the Servicer may, but shall not be required to, purchase such Receivable from the Trust for the Purchase Amount on any subsequent Determination Date. Any such Receivable, and any Receivable with respect to which the Servicer has placed Force-Placed Insurance which has been paid in full (excluding any Insurance Add-On Amounts) will be assigned to the Servicer.

                (d) The Servicer may sue to enforce or collect upon the Insurance Policies, in its own name, if possible, or as agent of the Trust. If the Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Trust under such Insurance Policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, the Owner Trustee and/or the Trust Collateral Agent, at the Servicer's expense, or the Seller, at the Seller's expense, shall take such steps as the Servicer deems necessary to enforce such Insurance Policy, including bringing suit in its name or the name of the Trust and the Owner Trustee and/or the Trust Collateral Agent for the benefit of the Noteholders.

                (e) The Servicer will cause itself and may cause the Trust Collateral Agent to be named as named insured under all policies of Collateral Insurance.

                SECTION 4.5.    Maintenance of Security Interests in Vehicles.

                (a) Consistent with the policies and procedures required by this Agreement, the Servicer shall take such steps on behalf of the Trust as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle, including, but not limited to, obtaining the execution by the Obligors and the recording, registering, filing, re-recording, re-filing, and re-registering of all security agreements, financing statements and continuation statements as are necessary to maintain the security interest granted by the Obligors under the respective Receivables. The Trust Collateral Agent hereby authorizes the Servicer, and the Servicer agrees, to take any and all steps necessary to re-perfect such security interest on behalf of the Trust as necessary because of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Receivable to the Trust is insufficient, without a notation on the related Financed Vehicle's certificate of title, or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to perfect a security interest in the related Financed Vehicle in favor of the Trust, the Servicer hereby agrees that the designation of AmeriCredit (or a Titled Third-Party Lender) as the secured party on the Lien Certificate is in its capacity as Servicer as agent of the Trust.

                (b) Upon the occurrence of a Servicer Termination Event, the Trust Collateral Agent and the Servicer shall take or cause to be taken such action as may, in the opinion of counsel to the Majority Noteholders, be necessary to perfect or re-perfect the security interests in the Financed Vehicles securing the Receivables in the name of the Trust by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Majority Noteholders, be necessary or prudent.

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                AmeriCredit hereby agrees to pay all expenses related to such perfection or reperfection and to take all action necessary therefor. AmeriCredit hereby appoints the Trust Collateral Agent as its attorney-in-fact to take any and all steps required to be performed by AmeriCredit pursuant to this Section 4.5(b) (it being understood that and agreed that the Trust Collateral Agent shall have no obligation to take such steps with respect to all perfection or reperfection, except as pursuant to the Basic Documents to which it is a party and to which AmeriCredit has paid all expenses), including execution of Lien Certificates or any other documents in the name and stead of AmeriCredit, and the Trust Collateral Agent hereby accepts such appointment.

                SECTION 4.6. Covenants, Representations, and Warranties of Servicer. By its execution and delivery of this Agreement, the Servicer makes the following representations, warranties and covenants on which the Trust Collateral Agent relies in accepting the Receivables and on which the Trustee relies in authenticating the Notes.

                (a)     The Servicer covenants as follows:

                        (i) Liens in Force. The Financed Vehicle securing each Receivable shall not be released in whole or in part from the security interest granted by the Receivable, except upon payment in full of the Receivable or as otherwise contemplated herein;

                        (ii) No Impairment. The Servicer shall do nothing to impair the rights of the Trust or the Noteholders in the Receivables, the Dealer Agreements, the Auto Loan Purchase and Sale Agreements, the Dealer Assignments, the Third-Party Lender Assignments, the Insurance Policies or the Other Conveyed Property except as otherwise expressly provided herein;

                        (iii) No Amendments. The Servicer shall not extend or otherwise amend the terms of any Receivable, except in accordance with Section 4.2; and

                        (iv)    Restrictions on Liens. The Servicer shall not
                (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien or restriction on transferability of the Receivables except for the Lien in favor of the Trust Collateral Agent for the benefit of the Noteholders and the restrictions on transferability imposed by this Agreement or (ii) sign or file under the Uniform Commercial Code of any jurisdiction any financing statement which names AmeriCredit or the Servicer as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Receivables, except in each case any such instrument solely securing the rights and preserving the Lien of the Trust Collateral Agent, for the benefit of the Noteholders.

                (b) The Servicer represents, warrants and covenants as of the Closing Date as to itself that the representations and warranties set forth on the Schedule of Representations attached hereto as Schedule B are true and correct; provided that such representations and warranties contained therein and herein shall not apply to any entity other than AmeriCredit.

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                SECTION 4.7.    Purchase of Receivables Upon Breach of Covenant.
Upon discovery by any of the Servicer, a Responsible Officer of the Trust Collateral Agent, the Owner Trustee, a Responsible Officer of the Backup
Servicer or a Responsible Officer of the Trustee of a breach of any of the covenants set forth in Sections 1, 2 or 3 of the Custodian Agreement or in Sections 4.5(a) or 4.6 hereof, the party discovering such breach shall give prompt written notice to the others; provided, however, that the failure to give any such notice shall not affect any obligation of AmeriCredit as Servicer under this Section. As of the second Accounting Date following its discovery or receipt of notice of any breach of any covenant set forth in Sections 4.5(a) or
4.6 which materially and adversely affects the interests of the Noteholders in any Receivable (including any Liquidated Receivable) (or, at AmeriCredit's election, the first Accounting Date so following) or the related Financed Vehicle, AmeriCredit shall, unless such breach shall have been cured in all material respects, purchase from the Trust the Receivable affected by such breach and, on the related Determination Date, AmeriCredit shall pay the related Purchase Amount. It is understood and agreed that the obligation of AmeriCredit to purchase any Receivable (including any Liquidated Receivable) with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against AmeriCredit for such breach available to the Noteholders, the Owner Trustee, the Backup Servicer or the Trust Collateral Agent; provided, however, that AmeriCredit shall indemnify the Trust, the Backup Servicer, the Owner Trustee, the Trust Collateral Agent, the Trustee and the Noteholders from and against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach. Notwithstanding anything to the contrary contained herein, AmeriCredit will not be required to repurchase Receivables due solely to the Servicer's not having received Lien Certificates that have been properly applied for from the Registrar of Titles in the applicable states for such Receivables unless (i) such Lien Certificates shall not have been received with respect to Receivables with Principal Balances which total more than 1.0% of the Aggregate Principal Balance as of the 180th day after the Closing Date, in which case AmeriCredit shall be required to repurchase a sufficient number of such Receivables to cause the aggregate Principal Balances of the remaining Receivables for which no such Lien Certificate shall have been received to be no greater than 1.0% of the Aggregate Principal Balance as of such date or (ii) such Lien Certificates shall not have been received as of the 240th day after the Closing Date. This section shall survive the termination of this Agreement and the earlier removal or resignation of the Trustee and/or the Trust Collateral Agent and/or the Backup Servicer.

                SECTION 4.8. Total Servicing Fee; Payment of Certain Expenses by Servicer. On each Distribution Date, the Servicer shall be entitled to receive out of the Collection Account the Base Servicing Fee and any Supplemental Servicing Fee for the related Collection Period (together, the "Servicing Fee") pursuant to Section 5.7. The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including taxes imposed on the Servicer, expenses incurred in connection with distributions and reports made by the Servicer to the Noteholders and all other fees and expenses of the Owner Trustee, the Backup Servicer, the Trust Collateral Agent or the Trustee, except taxes levied or assessed against the Trust, and claims against the Trust in respect of indemnification, which taxes and claims in respect of indemnification against the Trust are expressly stated to be for the account of AmeriCredit). The Servicer shall be liable for the fees and expenses of the Owner Trustee, the Backup Servicer, the Trust Collateral Agent, the Trustee, the Custodian, the Lockbox Bank (and any fees under the Lockbox Agreement) and the Independent Accountants. Notwithstanding the foregoing, if the Servicer shall not be AmeriCredit, a successor to AmeriCredit as Servicer including the Backup Servicer permitted by Section 9.3 shall not be liable for taxes levied or assessed against the Trust or claims against the Trust in respect of indemnification, or the fees and expenses referred to above.

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                SECTION 4.9.    Servicer's Certificate.

                No later than noon Eastern time on each Determination Date, the Servicer shall deliver (facsimile delivery being acceptable) to the Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer and each Rating Agency a Servicer's Certificate executed by a Responsible Officer of the Servicer containing among other things: (i) all information necessary to enable the Trust Collateral Agent to make the distributions required by Sections 5.7(a) and 5.7(b); (ii) a listing of all Purchased Receivables and Sold Receivables purchased by the Servicer or sold by the Issuer as of the related Accounting Date, identifying the Receivables so purchased by the Servicer or sold by the Issuer, (iii) all information necessary to enable the Backup Servicer to verify the items specified in Section 4.13(iii) (as set forth in the Monthly Tape delivered pursuant to Section 4.13); (iv) all information necessary to enable the Trust Collateral Agent to send the statements to Noteholders required by
Section 5.9, and (v) all information necessary to enable the Trust Collateral Agent to reconcile the aggregate cash flows, the Collection Account for the related Collection Period and Distribution Date. Receivables purchased by the Servicer or by the Seller on the related Accounting Date and each Receivable which became a Liquidated Receivable or which was paid in full during the related Collection Period shall be identified by account number (as set forth in the Schedule of Receivables).

                SECTION 4.10. Annual Statement as to Compliance, Notice of Servicer Termination Event.

                (a) The Servicer shall deliver to the Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer and each Rating Agency, on or before October 31 (or 120 days after the end of the Servicer's fiscal year, if other than June 30) of each year, beginning on October 31, 2006, an officer's certificate signed by any Responsible Officer of the Servicer, dated as of June 30 (or other applicable date) of such year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such other period as shall have elapsed from the Closing Date to the date of the first such certificate (which period shall not be less than six months)) and of its performance under this Agreement has been made under such officer's supervision, and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                (b) The Servicer shall deliver to the Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer and each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than two
(2) Business Days thereafter, written notice in an officer's certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under Section 9.1(a). The Seller or the Servicer shall deliver to the Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer, the Servicer or the Seller (as applicable) and each Rating Agency promptly after having obtained knowledge thereof, but in no event later than two (2) Business Days thereafter, written notice in an officer's certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under any other clause of
Section 9.1.

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                SECTION 4.11.   Annual Independent Accountants' Report. The
Servicer shall cause a firm of nationally recognized independent certified public accountants (the "Independent Accountants"), who may also render other services to the Servicer or to the Seller, (1) to deliver to the Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer and each Rating Agency, on or before October 31 (or 120 days after the end of the Servicer's fiscal year, if other than June 30) of each year, beginning on October 31, 2006, with respect to the twelve months ended the immediately preceding June 30 (or other applicable date) (or such other period as shall have elapsed from the Closing Date to the date of such certificate (which period shall not be less than six months)), a copy of the Form 10-K filed with the United States Securities and Exchange Commission for AmeriCredit Corp., which filing includes a statement that such audit was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances and (2) upon request of the Trustee, the Owner Trustee, the Trust Collateral Agent or the Backup Servicer, to issue an acknowledgement to the effect that such firm has audited the books and records of AmeriCredit Corp., in which the Servicer is included as a consolidated subsidiary, and issued its report pursuant to item (1) of this section and that the accounting firm is independent of the Seller and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

                SECTION 4.12. Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to representatives of the Trustee, the Owner Trustee, the Trust Collateral Agent and the Backup Servicer reasonable access to the documentation regarding the Receivables. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

                SECTION 4.13. Monthly Tape. No later than the second Business Day after each Distribution Date, the Servicer will deliver to the Backup Servicer a computer tape and a diskette (or any other electronic transmission acceptable to the Backup Servicer) in a format acceptable to the Backup Servicer containing the information with respect to the Receivables as of the preceding Accounting Date necessary for preparation of the Servicer's Certificate relating to the immediately preceding Determination Date and necessary to review the application of collections as provided in Section 5.4 (the "Monthly Tape"). The Backup Servicer shall use such tape or diskette (or other electronic transmission acceptable to the Backup Servicer) to (i) confirm that the Servicer's Certificate is complete on its face, (ii) confirm that such tape, diskette or other electronic transmission is in readable form, (iii) calculate and confirm (A) the aggregate amount distributable as principal on the related Distribution Date to each Class of Notes, (B) the aggregate amount distributable as interest on the related Distribution Date to each Class of Notes, (C) any amounts distributable on the related Distribution Date which are to be paid with funds withdrawn from the Reserve Account, (D) the outstanding principal amount of each Class of Notes after giving effect to all distributions made pursuant to clause (A), above, (E) the Note Pool Factor for each Class of Notes after giving effect to all distributions made pursuant to

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clause (A), above, and (F) the aggregate Noteholders' Principal Carryover Amount and the aggregate Noteholders' Interest Carryover Amount on such Distribution Date after giving effect to all distributions made pursuant to clauses (A) and
(B), above, respectively. The Backup Servicer shall certify to the Trustee that it has verified the Servicer's Certificate in accordance with this Section and shall notify the Servicer and the Trustee of any discrepancies, in each case, on or before the fifth Business Day following the Distribution Date. In the event that the Backup Servicer reports any discrepancies, the Servicer and the Backup Servicer shall attempt to reconcile such discrepancies prior to the next succeeding Distribution Date, but in the absence of a reconciliation, the Servicer's Certificate shall control for the purpose of calculations and distributions with respect to the next succeeding Distribution Date. In the event that the Backup Servicer and the Servicer are unable to reconcile discrepancies with respect to a Servicer's Certificate by the next succeeding Distribution Date, the Servicer shall cause the Independent Accountants, at the Servicer's expense, to audit the Servicer's Certificate and, prior to the last day of the month after the month in which such Servicer's Certificate was delivered, reconcile the discrepancies. The effect, if any, of such reconciliation shall be reflected in the Servicer's Certificate for such next succeeding Determination Date. In addition, upon the occurrence of a Servicer Termination Event the Servicer shall, if so requested by the Controlling Party (acting at the written direction of the Majority Noteholders), deliver to the Backup Servicer or any replacement Servicer its Collection Records and its Monthly Records within 15 days after demand therefor and a computer tape containing as of the close of business on the date of demand all of the data maintained by the Servicer in computer format in connection with servicing the Receivables. Other than the duties specifically set forth in this Agreement, the Backup Servicer shall have no obligations hereunder, including, without limitation, to supervise, verify, monitor or administer the performance of the Servicer. The Backup Servicer shall have no liability for any actions taken or omitted by the Servicer.

                SECTION 4.14.   [Reserved]

                SECTION 4.15. Fidelity Bond and Errors and Omissions Policy. The Servicer has obtained, and shall continue to maintain in full force and effect, a Fidelity Bond and Errors and Omissions Policy of a type and in such amount as is customary for servicers engaged in the business of servicing automobile receivables.

                                   ARTICLE V

            Trust Accounts; Distributions; Statements to Noteholders

                SECTION 5.1.    Establishment of Trust Accounts.

                (a)     (i)     The Trust Collateral Agent, on behalf of the
                Noteholders, shall establish and maintain in its own name an Eligible Deposit Account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust Collateral Agent on behalf of the Noteholders. The Collection Account shall initially be established with the Trust Collateral Agent.

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

                        (ii) The Trust Collateral Agent, on behalf of the Noteholders, shall establish and maintain in its own name an Eligible Deposit Account (the "Note Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust Collateral Agent on behalf of the Noteholders. The Note Distribution Account shall initially be established with the Trust Collateral Agent.

                        (iii) The Trust Collateral Agent, on behalf of the Noteholders, shall establish and maintain in its own name an Eligible Deposit Account (the "Reserve Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust Collateral Agent on behalf of the Noteholders. The Reserve Account shall initially be established with the Trust Collateral Agent.

                (b) Funds on deposit in the Collection Account, the Reserve Account and the Note Distribution Account (collectively, the "Trust Accounts") shall be invested by the Trust Collateral Agent (or any custodian with respect to funds on deposit in any such account) in Eligible Investments selected in writing by the Servicer (pursuant to standing instructions or otherwise). All such Eligible Investments shall be held by or on behalf of the Trust Collateral Agent for the benefit of the Noteholders. Other than as permitted by the Rating Agencies, funds on deposit in any Trust Account shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Business Day immediately preceding the following Distribution Date (except that if such Eligible Investments are obligations of the institution that maintains such Trust Account or a fund for which such institution or an Affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, custodian and/or sub-custodian, then such Eligible Investment shall be permitted to mature on the Distribution Date). Funds deposited in a Trust Account on the day immediately preceding a Distribution Date upon the maturity of any Eligible Investments are required to be invested overnight. All Eligible Investments will be held to maturity. Each institution at which the relevant Trust Account is maintained shall invest the funds therein as directed in writing by the Servicer in Eligible Investments.

                (c) All investment earnings of moneys deposited in each Trust Account shall be deposited (or caused to be deposited) on each Distribution Date by the Trust Collateral Agent in such Trust Account, and any loss resulting from such investments shall be charged to such Trust Account. The Servicer will not direct the Trust Collateral Agent to make any investment of any funds held in any of the Trust Accounts unless the security interest granted and perfected in such account will continue to be perfected in such investment, in either case without any further action by any Person, and, in connection with any direction to the Trust Collateral Agent to make any such investment, if requested by the Trust Collateral Agent, the Servicer shall deliver to the Trust Collateral Agent an Opinion of Counsel, acceptable to the Trust Collateral Agent, to such effect.

                (d) The Trust Collateral Agent shall not in any way be held liable by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Trust Collateral Agent's negligence or bad faith or its failure to make payments on such Eligible Investments issued by the Trust Collateral Agent, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

                (e) If (i) the Servicer shall have failed to give investment directions in writing for any funds on deposit in the Trust Accounts to the Trust Collateral Agent by 1:00 p.m. Eastern Time (or such other time as may be agreed by the Issuer and Trust Collateral Agent) on any Business Day; or (ii) a Default or Event of Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable, or, if such Notes shall have been declared due and payable following an Event of Default, but amounts collected or received from the Trust Property are being applied as if there had not been such a declaration; then the Trust Collateral Agent shall hold such funds in JPMorgan Prime Money Market Fund # 3605 or any successor fund, so long as such fund remains an Eligible Investment as defined herein.

                (f)     (i)     The Trust Collateral Agent shall possess all
                right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof for the benefit of the Noteholders and all such funds, investments, proceeds and income shall be part of the Owner Trust Estate. Except as otherwise provided herein, the Trust Accounts shall be under the sole dominion and control of the Trust Collateral Agent for the benefit of the Noteholders. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Trust Collateral Agent (or the Servicer on its behalf) shall within five Business Days (or such longer period as to which each Rating Agency may consent) establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account. In connection with the foregoing, the Servicer agrees that, in the event that any of the Trust Accounts are not accounts with the Trust Collateral Agent, the Servicer shall notify the Trust Collateral Agent in writing promptly upon any of such Trust Accounts ceasing to be an Eligible Deposit Account.

                        (ii) With respect to the Trust Account Property, the Trust Collateral Agent agrees that:

                                (A) any Trust Account Property that is held in deposit accounts shall be held solely in the Eligible Deposit Accounts; and, except as otherwise provided herein, each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Trust Collateral Agent, and the Trust Collateral Agent shall have sole signature authority with respect thereto;

                                (B)     any Trust Account Property that
                        constitutes Physical Property shall be delivered to the Trust Collateral Agent in accordance with paragraph (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Trust Collateral Agent or a securities intermediary (as such term is defined in Section 8-102(14) of the UCC) acting solely for the Trust Collateral Agent;

                                (C)     the "securities intermediary's
                        jurisdiction" for purposes of Section 8-110 of the UCC shall be the State of New York;

                                (D)     any Trust Account Property that is a
                        book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by the Trust Collateral Agent, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph; and

                                (E) any Trust Account Property that is an "uncertificated security" or a "security entitlement" under Article 8 of the UCC and that is not governed by clause (D) above shall be delivered to the Trust Collateral Agent in accordance with paragraph (c) or
                        (d), if applicable, of the definition of "Delivery" and shall be maintained by the Trust Collateral Agent, pending maturity or disposition, through continued registration of the Trust Collateral Agent's (or its nominee's) ownership of such security.

                (g) The Servicer shall have the power to instruct the Trust Collateral Agent to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer and the Trust Collateral Agent to carry out its respective duties hereunder.

                SECTION 5.2.    [Reserved]

                SECTION 5.3. Certain Reimbursements to the Servicer. The Servicer will be entitled to be reimbursed from amounts on deposit in the Collection Account with respect to a Collection Period for amounts previously deposited in the Collection Account but later determined by the Servicer to have resulted from mistaken deposits or postings or checks returned for insufficient funds. The amount to be reimbursed hereunder shall be paid to the Servicer on the related Distribution Date pursuant to Section 5.7(a)(i) upon certification by the Servicer of such amounts and the provision of such information to the Trust Collateral Agent. The Servicer will additionally be entitled to receive from amounts on deposit in the Collection Account with respect to a Collection Period any amounts paid by Obligors that were collected in the Lockbox Account but that do not relate to (i) principal and interest payments due on the Receivables and (ii) any fees or expenses related to extensions due on the Receivables.

                SECTION 5.4. Application of Collections. All collections for the Collection Period shall be applied by the Servicer as follows:

                With respect to each Receivable (other than a Purchased Receivable or a Sold Receivable), payments by or on behalf of the Obligor, (other than Supplemental Servicing Fees with respect to such Receivable, to the extent collected) shall be applied to interest and principal in accordance with the Simple Interest Method.

                All amounts collected that are payable to the Servicer as Supplemental Servicing Fees hereunder shall be deposited in the Collection Account and paid to the Servicer in accordance with Section 5.7(a).

                SECTION 5.5.    [Reserved]

                SECTION 5.6.    Additional Deposits.

                (a) The Servicer and the Seller, as applicable, shall deposit or cause to be deposited in the Collection Account on the Determination Date on which such obligations are due the aggregate Purchase Amount with respect to Purchased Receivables and the aggregate Sale Amounts with respect to Sold Receivables.

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

                (b) The proceeds of any purchase or sale of the assets of the Trust described in Section 10.1 hereof shall be deposited in the Collection Account.

                SECTION 5.7.    Distributions.

                (a) On each Distribution Date, the Trust Collateral Agent shall (based solely on the information contained in the Servicer's Certificate delivered with respect to the related Determination Date) apply or cause to be applied the sum of (x) the Available Funds (after withdrawing amounts deposited in error and Liquidation Proceeds relating to Purchased Receivables) for the related Collection Period and (y) the Reserve Account Withdrawal Amount for such Distribution Date (such sum, the "Total Available Funds") to make the following distributions from the Collection Account in the listed order of priority:

                        (i) to the Servicer, (1) the Base Servicing Fee for the related Collection Period, (2) any Supplemental Servicing Fees for the related Collection Period, (3) any amounts specified in Section 5.3, to the extent the Servicer has not reimbursed itself in respect of such amounts pursuant to Section 5.3, (4) to the extent not retained by the Servicer, to pay to AmeriCredit any amounts paid by Obligors during the preceding calendar month that did not relate to (i) principal and interest payments due on the Receivables and (ii) any fees or expenses related to extensions due on the Receivables and (5) to any successor Servicer, transition fees not to exceed $100,000 (including boarding fees) in the aggregate;

                        (ii) to each of the Lockbox Banks, the Trustee, the Trust Collateral Agent, the Backup Servicer (in its capacity as either Backup Servicer or successor Servicer) and the Owner Trustee, their respective accrued and unpaid fees, expenses and indemnities (in each case, to the extent such fees, expenses and indemnities have not been previously paid by the Servicer, and provided that such fees, expenses and indemnities shall not exceed (x) $100,000 in the aggregate in any calendar year to the Owner Trustee and (y) $300,000 in the aggregate in any calendar year to the Lockbox Banks, the Trust Collateral Agent, the Backup Servicer (in its capacity as either Backup Servicer or successor Servicer) and the Trustee;

                        (iii) to the Class A Noteholders, pari passu, the Noteholders' Interest Distributable Amount for the Class A Notes for such Distribution Date;

                        (iv) for distribution as provided in paragraph (b) below, the Class A Principal Parity Amount;

                        (v) for distribution as provided in paragraph (b) below, any Matured Principal Shortfall on account of the Class A Notes;

                        (vi) to the Class B Noteholders, the Noteholders' Interest Distributable Amount for the Class B Notes for such Distribution Date;

                        (vii) for distribution as provided in paragraph (b) below, the Class B Principal Parity Amount;

                        (viii) for distribution as provided in paragraph (b) below, any Matured Principal Shortfall on account of the Class B Notes;

                        (ix) to the Class C Noteholders, the Noteholders' Interest Distributable Amount for the Class C Notes for such Distribution Date;

                        (x) for distribution as provided in paragraph (b) below, the Class C Principal Parity Amount;

                        (xi) for distribution as provided in paragraph (b) below, any Matured Principal Shortfall on account of the Class C Notes;

                        (xii) to the Class D Noteholders, the Noteholders' Interest Distributable Amount for the Class D Notes for such Distribution Date;

                        (xiii) for distribution as provided in paragraph (b) below, the Class D Principal Parity Amount;

                        (xiv) for distribution as provided in paragraph (b) below, any Matured Principal Shortfall on account of the Class D Notes;

                        (xv) to the Class E Noteholders, the Noteholders' Interest Distributable Amount for the Class E Notes for such Distribution Date;

                        (xvi) for distribution as provided in paragraph (b) below, the Class E Principal Parity Amount;

                        (xvii) for distribution as provided in paragraph (b) below, any Matured Principal Shortfall on account of the Class E Notes;

                        (xviii) for distribution as provided in paragraph (b)
                below, the Noteholders' Principal Distributable Amount;

                        (xix) to the Reserve Account, the Reserve Account Deposit Amount for such Distribution Date;

                        (xx) for distribution as provided in paragraph (b) below, the Accelerated Principal Amount;

                        (xxi) to the Class E Noteholders, all remaining amounts, until the outstanding principal balance of the Class E Notes has been reduced to zero, or, if the Class E Notes are no longer outstanding, to pay each of the Indenture Trustee, Owner Trustee, Trust Collateral Agent, Backup Servicer and successor servicer any fees, expenses and indemnities then due to such party that are in excess of the related cap or annual limitation specified in clause (ii) above; and

                        (xxii) to the Certificateholders, the aggregate amount remaining in the Collection Account.

                (b) On each Distribution Date the Trust Collateral Agent shall apply or cause to be applied the aggregate of the amounts described in clause (iv), (v), (vii), (viii), (x), (xi), (xiii), (xiv), (xvi), (xvii), (xviii) and (xx) of paragraph (a) above on that Distribution Date in the listed order of priority:

                        (i) to the Class A-1 Noteholders in reduction of the remaining principal balance of the Class A-1 Notes, until the outstanding principal balance thereof has been reduced to zero;

                        (ii) to the Class A-2 Noteholders in reduction of the remaining principal balance of the Class A-2 Notes, until the outstanding principal balance thereof has been reduced to zero;

                        (iii) to the Class A-3 Noteholders in reduction of the remaining principal balance of the Class A-3 Notes, until the outstanding principal balance thereof has been reduced to zero;

                        (iv) to the Class B Noteholders in reduction of the remaining principal balance of the Class B Notes, until the outstanding principal balance thereof has been reduced to zero;

                        (v) to the Class C Noteholders in reduction of the remaining principal balance of the Class C Notes, until the outstanding principal balance thereof has been reduced to zero;

                        (vi) to the Class D Noteholders in reduction of the remaining principal balance of the Class D Notes, until the outstanding principal balance thereof has been reduced to zero;

                        (vii) to the Class E Noteholders in reduction of the remaining principal balance of the Class E Notes, until the outstanding principal balance thereof has been reduced to zero;

provided, however, that, (A) following an acceleration of the Notes pursuant to the Indenture, (B) the occurrence of an Event of Default pursuant to Section 5.1(i), 5.1(ii), 5.1(iv) or 5.1(v) of the Indenture or (C) the receipt of Insolvency Proceeds pursuant to Section 10.1(b), amounts deposited in the Note Distribution Account (including any such Insolvency Proceeds) shall be paid to the Noteholders, pursuant to Section 5.6 of the Indenture.

                (c) In the event that the Collection Account is maintained with an institution other than the Trust Collateral Agent, the Servicer shall instruct and cause such institution to make all deposits and distributions pursuant to Sections 5.7(a) and 5.7(b) on the related Distribution Date.

                (d) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to a Noteholder, such tax shall reduce the amount otherwise distributable to the Noteholder in accordance with this Section. The Trust Collateral Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Noteholders sufficient funds for the payment of any tax attributable to the Trust (but such authorization shall not prevent the Trust Collateral Agent from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).

The amount of any withholding tax imposed with respect to a Noteholder shall be treated as cash distributed to such Noteholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-US Noteholder), the Trust Collateral Agent may in its sole discretion withhold such amounts in accordance with this clause (c). In the event that a Noteholder wishes to apply for a refund of any such withholding tax, the Trust Collateral Agent shall reasonably cooperate with such Noteholder in making such claim so long as such Noteholder agrees to reimburse the Trust Collateral Agent for any out-of-pocket expenses (including legal fees and expenses) incurred.

                (e) Distributions required to be made to Noteholders on any Distribution Date shall be made to each Noteholder of record on the preceding Record Date either by (i) wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefore, if such Noteholder shall have provided to the Note Registrar appropriate written instructions at least five Business Days prior to such Distribution Date or (ii) by check mailed to such Noteholder at the address of such holder appearing in the Note Register. Notwithstanding the foregoing, the final distribution in respect of any Note (whether on the Final Scheduled Distribution Date or otherwise) will be payable only upon presentation and surrender of such Note at the office or agency maintained for that purpose by the Note Registrar pursuant to Section 2.4 of the Indenture.

                (f) Subject to Section 5.1 and this section, monies received by the Trust Collateral Agent hereunder need not be segregated in any manner except to the extent required by law and may be deposited under such general conditions as may be prescribed by law, and the Trust Collateral Agent shall not be liable for any interest thereon.

                SECTION 5.8.    Reserve Account.

                        (i) On the Closing Date, the Seller shall deposit the Specified Reserve Balance into the Reserve Account. Amounts held from time to time in the Reserve Account shall be held by the Trust Collateral Agent for the benefit of the Noteholders.

                        (ii) The Seller may, from time to time after the date hereof, request each Rating Agency to approve a formula for determining the Specified Reserve Balance that is different from the formula set forth herein, which may result in a decrease in the amount of the Specified Reserve Balance or change the manner by which the Reserve Account is funded. Notwithstanding any other provision of this Agreement, if each Rating Agency then rating the Notes notifies the Trust Collateral Agent and the Seller in writing that the use of any such new formula, and any decrease in the amount of the Specified Reserve Balance or change in the manner by which the Reserve Account is funded, will not result in the qualification, reduction or withdrawal of its then current rating of the Notes then the Specified Reserve Balance will be determined in accordance with such new formula and this Agreement will be amended to reflect such new formula without the consent of any Noteholder.

                        (iii) On each Distribution Date, the Servicer shall instruct the Trust Collateral Agent (based on the information contained in the Servicer's Certificate delivered on the related Determination Date) (A) if the amount on deposit in the Reserve Account (without taking into account any amount on deposit in the Reserve Account representing net investment earnings) is less than the Specified Reserve Balance, in which case the Trust Collateral Agent shall, after payment of any amounts required to be distributed pursuant to clauses (i) through (xviii) of
                Section 5.7(a) deposit in the Reserve Account the Reserve Account Deposit Amount pursuant to Section 5.7(a)(xix), and (B) if the amount on deposit in the Reserve Account (taking into account any net investment earnings on such amounts), after giving effect to all other deposits thereto and withdrawals therefrom to be made on such Distribution Date is greater than the Specified Reserve Balance, in which case the Trust Collateral Agent shall distribute the amount such excess as part of Available Funds on such Distribution Date.

                (b) On each Distribution Date, the Servicer shall instruct the Trust Collateral Agent (based on the information contained in the Servicer's Certificate delivered on the related Determination Date) to withdraw the Reserve Account Withdrawal Amount from the Reserve Account and deposit such amounts in the Collection Account to be included as Total Available Funds for that Distribution Date.

                (c) Amounts properly received by the Certificateholders pursuant to this Agreement shall not be available to the Trust Collateral Agent or the Trust for the purpose of making deposits to the Reserve Account, or making payments to the Noteholders, nor shall the Certificateholders be required to refund any amount properly received by it.

                SECTION 5.9.    Statements to Noteholders.

                (a) On or prior to each Distribution Date, the Trust Collateral Agent shall provide each Noteholder of record (with a copy to the Rating Agencies) a statement setting forth at least the following information as to the Notes to the extent applicable:

                        (i) the amount of such distribution allocable to principal of each Class of Notes;

                        (ii) the amount of such distribution allocable to interest on or with respect to each Class of Notes;

                        (iii) the Required Reserve Account Withdrawal Amount or any excess released from the Reserve Account and included in Available Funds;

                        (iv) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

                        (v) the aggregate outstanding principal amount of each Class of the Notes and the Note Pool Factor for each such Class after giving effect to payments allocated to principal reported under (i) above;

                        (vi) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period and/or due but unpaid with respect to such Collection Period or prior Collection Periods, as the case may be;

                        (vii) the Noteholders' Interest Carryover Amount and the Noteholders' Principal Carryover Amount;

                        (viii) the amount of the aggregate Realized Losses, if any, for the second preceding Collection Period;

                        (ix) the aggregate Purchase Amounts for Receivables, if any, that were repurchased by the Servicer or the Seller in such period; and

                        (x) the aggregate Sale Amounts for Sold Receivables, if any, that were sold by the Issuer in such period.

Each amount set forth pursuant to paragraph (i), (ii), (iii), (vi) and (vii) above shall be expressed as a dollar amount per $1,000 of the initial principal balance of the Notes (or Class thereof).

                (b) The Trust Collateral Agent will make the statements referred to in Section 5.9(a) above (and, at its option, any additional files containing the same information in an alternative format) available each month via the Trust Collateral Agent's internet website, which is presently located at www.jpmorgan.com/sfr. Persons that are entitled to receive such statements but are unable to use the above website are entitled to have a paper copy mailed to them via first class mail by calling the Trust Collateral Agent at (212) 623-5600. The Trust Collateral Agent shall have the right to change the way the statements referred to in Section 5.9(a) above are distributed in order to make such distribution more convenient and/or more accessible to the parties entitled to receive such statements. The Trust Collateral Agent shall provide notification of any such change to all parties entitled to receive such statements in the manner described in Section 12.3 hereof, Section 11.4 of the Indenture or Section 11.5 of the Indenture, as appropriate.

                                   ARTICLE VI

                                   [Reserved]

                                   ARTICLE VII

                                   The Seller

                SECTION 7.1. Representations of Seller. The Seller makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables and on which the Trustee, Trust Collateral Agent and Backup Servicer may rely. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Trust Collateral Agent pursuant to the Indenture.

                (a) Schedule of Representations. The representations and warranties set forth on the Schedule of Representations attached hereto as Schedule B are true and correct.

                (b) Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Receivables and the Other Conveyed Property transferred to the Trust.

                (c) Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect Seller's ability to transfer the Receivables and the Other Conveyed Property to the Trust pursuant to this Agreement, or the validity or enforceability of the Receivables and the Other Conveyed Property or to perform Seller's obligations hereunder and under the Seller's Basic Documents.

                (d) Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and its Basic Documents and to carry out its terms and their terms, respectively; the Seller has full power and authority to sell and assign the Receivables and the Other Conveyed Property to be sold and assigned to and deposited with the Trust by it and has duly authorized such sale and assignment to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement and the Seller's Basic Documents have been duly authorized by the Seller by all necessary corporate action.

                (e) Valid Sale, Binding Obligations. This Agreement effects a valid sale, transfer and assignment of the Receivables and the Other Conveyed Property, enforceable against the Seller and creditors of and purchasers from the Seller; and this Agreement and the Seller's Basic Documents, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                (f) No Violation. The consummation of the transactions contemplated by this Agreement and the Basic Documents and the fulfillment of the terms of this Agreement and the Basic Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the certificate of incorporation or by-laws of the Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

                (g) No Proceedings. There are no proceedings or investigations pending or, to the Seller's knowledge, threatened against the Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (A) asserting the invalidity of this Agreement or any of the Basic Documents, (B) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents, or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Securities.

                (h) No Consents. The Seller is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement which has not already been obtained.

                (i) True Sale. The Receivables are being transferred with the intention of removing them from the Seller's estate pursuant to Section 541 of the Bankruptcy Code, as the same may be amended from time to time.

                (j) Chief Executive Office. The chief executive office of the Seller is at 2265B Renaissance Drive, Suite 17, Las Vegas, Nevada 89119.

                SECTION 7.2.    Corporate Existence.

                (a) During the term of this Agreement, the Seller will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.

                (b) During the term of this Agreement, the Seller shall observe the applicable legal requirements for the recognition of the Seller as a legal entity separate and apart from its Affiliates, including as follows:

                        (i) the Seller shall maintain corporate records and books of account separate from those of its Affiliates;

                        (ii) except as otherwise provided in this Agreement, the Seller shall not commingle its assets and funds with those of its Affiliates;

                        (iii) the Seller shall hold such appropriate meetings of its board of directors, or adopt resolutions pursuant to a unanimous written consent of the board of directors as are necessary to authorize all the Seller's corporate actions required by law to be authorized by the board of directors, shall keep minutes of such meetings and of meetings of its stockholder(s) and observe all other customary corporate formalities (and any successor Seller not a corporation shall observe similar procedures in accordance with its governing documents and applicable law);

                        (iv) the Seller shall at all times hold itself out to the public under the Seller's own name as a legal entity separate and distinct from its Affiliates; and

                        (v) all transactions and dealings between the Seller and its Affiliates will be conducted on an arm's-length basis.

                SECTION 7.3. Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

                (a) The Seller shall indemnify, defend and hold harmless the Owner Trustee, the Trust, the Trustee, the Backup Servicer and the Trust Collateral Agent and its officers, directors, employees and agents from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement and any of the Basic Documents (except any income taxes arising out of fees paid to the Owner Trustee, the Trust Collateral Agent and the Trustee and except any taxes to which the Owner Trustee, the Trust Collateral Agent or the Trustee may otherwise be subject to, without regard to the transactions contemplated hereby), including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, federal or other income taxes arising out of distributions on the Notes) and costs and expenses in defending against the same.

                (b) The Seller shall indemnify, defend and hold harmless the Owner Trustee, the Trust, the Trustee, the Backup Servicer and the Trust Collateral Agent and the officers, directors, employees and agents thereof and the Noteholders from and against any loss, liability or expense incurred by reason of (i) the Seller's willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the Seller's or the Issuer's violation of federal or state securities laws in connection with the offering and sale of the Notes.

                (c) The Seller shall indemnify, defend and hold harmless the Owner Trustee, Trustee, Trust Collateral Agent and Backup Servicer and the officers, directors, employees and agents thereof from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of, or incurred in connection with the acceptance or performance of the trusts and duties set forth herein and in the Basic Documents except to the extent that such cost, expense, loss, claim, damage or liability shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Owner Trustee, Trustee, Trust Collateral Agent and Backup Servicer, respectively.

                Indemnification under this Section shall survive the resignation or removal of the Owner Trustee, the Trustee, the Backup Servicer or the Trust Collateral Agent and the termination of this Agreement or the Indenture or the Trust Agreement, as applicable, and shall include reasonable fees and expenses of counsel and other expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

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                SECTION 7.4.    Merger or Consolidation of, or Assumption of the
Obligations of, Seller. Any Person (a) into which the Seller may be merged or consolidated, (b) which may result from any merger or consolidation to which the Seller shall be a party or (c) which may succeed to the properties and assets of the Seller substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.1 shall have been breached and no Servicer Termination Event, and no event which, after notice or lapse of time, or both, would become a Servicer Termination
Event shall have happened and be continuing, (ii) the Seller shall have delivered to the Owner Trustee, the Trust Collateral Agent, the Backup Servicer and the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction and (iv) the Seller shall have delivered to the Owner Trustee, the Trust Collateral Agent, the Backup Servicer and the Trustee an Opinion of
Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trust Collateral Agent, the Owner Trustee and the Trustee, respectively, in the Receivables and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interest. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii) and (iv) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c) above.

                SECTION 7.5. Limitation on Liability of Seller and Others. The Seller and any director or officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under any Basic Document. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

                SECTION 7.6. Ownership of the Certificates or Notes. The Seller and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Certificates or Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as expressly provided herein or in any Basic Document. Notes or Certificates so owned by the Seller or such Affiliate shall have an equal and proportionate benefit under the provisions of the Basic Documents, without preference, priority, or distinction as among all of the Notes or Certificates; provided, however, that any Notes or Certificates owned by the Seller or any Affiliate thereof, during the time such Notes or Certificates are owned by them, shall be without voting rights for any purpose set forth in the Basic Documents. The Seller shall notify the Owner Trustee, the Trustee and the Trust Collateral Agent with respect to any other transfer of any Certificate.

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                                  ARTICLE VIII

                      The Servicer and the Backup Servicer

                SECTION 8.1. Representations of Servicer. The Servicer makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Trust Collateral Agent pursuant to the Indenture.

                (a) Representations and Warranties. The representations and warranties set forth on the Schedule of Representations attached hereto as Schedule B are true and correct; provided that such representations and warranties contained therein and herein shall not apply to any entity other than AmeriCredit;

                (b) Organization and Good Standing. The Servicer has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to enter into and perform its obligations under this Agreement;

                (c) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) requires or shall require such qualification;

                (d) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and its Basic Documents and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement and the Servicer's Basic Documents have been duly authorized by the Servicer by all necessary corporate action;

                (e) Binding Obligation. This Agreement and the Servicer's Basic Documents shall constitute legal, valid and binding obligations of the Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

                (f) No Violation. The consummation of the transactions contemplated by this Agreement and the Servicer's Basic Documents, and the fulfillment of the terms of this Agreement and the Servicer's Basic Documents, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties;

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

                (g) No Proceedings. There are no proceedings or investigations pending or, to the Servicer's knowledge, threatened against the Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement or any of the Basic Documents, (B) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Securities;

                (h) No Consents. The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement which has not already been obtained.

                SECTION 8.2. Representations of Backup Servicer. The Backup Servicer makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Trust Collateral Agent pursuant to the Indenture.

                (a) Organization and Good Standing. The Backup Servicer has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to enter into and perform its obligations under this Agreement;

                (b) Due Qualification. The Backup Servicer is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) requires or shall require such qualification;

                (c) Power and Authority. The Backup Servicer has the power and authority to execute and deliver this Agreement and its Basic Documents and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement and the Backup Servicer's Basic Documents have been duly authorized by the Backup Servicer by all necessary corporate action;

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

                (d) Binding Obligation. This Agreement and the Backup Servicer's Basic Documents shall constitute legal, valid and binding obligations of the Backup Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

                (e) No Violation. The consummation of the transactions contemplated by this Agreement and the Backup Servicer's Basic Documents, and the fulfillment of the terms of this Agreement and the Backup Servicer's Basic Documents, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Backup Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Backup Servicer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Backup Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Backup Servicer or any of its properties;

                (f) No Proceedings. There are no proceedings or investigations pending or, to the Backup Servicer's knowledge, threatened against the Backup Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Backup Servicer or its properties (A) asserting the invalidity of this Agreement or any of the Basic Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Backup Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Notes;

                (g) No Consents. The Backup Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement which has not already been obtained.

                SECTION 8.3. Liability of Servicer and Backup Servicer; Indemnities.

                (a) The Servicer (in its capacity as such) and the Backup Servicer shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Servicer or the Backup Servicer, as applicable, and the representations made by the Servicer or the Backup Servicer, as applicable.

                (b) The Servicer shall defend, indemnify and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, the Backup Servicer, their respective officers, directors, agents and employees, and the Noteholders from and against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of any Financed Vehicle.

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

                (c) AmeriCredit shall indemnify, defend and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, the Backup Servicer, their respective officers, directors, agents and employees and the Noteholders from and against any taxes that may at any time be asserted against any of such parties with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes asserted with respect to, and as of the date of, the sale of the Receivables and the Other Conveyed Property to the Trust or the issuance and original sale of the Notes) and costs and expenses in defending against the same.

                (d) The Servicer shall indemnify, defend and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, the Backup Servicer, their respective officers, directors, agents and employees and the Noteholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Trust, the Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer or the Noteholders by reason of the breach of this Agreement by the Servicer, the negligence, misfeasance, or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

                (e) AmeriCredit shall indemnify, defend and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, the Backup Servicer, their respective officers, directors, agents and employees and the Noteholders from and against any loss, liability or expense incurred by reason of the violation by Servicer or Seller of federal or state securities laws in connection with the registration or the sale of the Notes. This section shall survive the termination of this Agreement, or the earlier removal or resignation of the Trustee, Trust Collateral Agent or the Backup Servicer.

                (f) AmeriCredit shall indemnify the Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer, and the respective officers, directors, agents and employees thereof against any and all loss, liability or expense, (other than overhead and expenses incurred in the normal course of business) incurred by each of them in connection with the acceptance or administration of the Trust and the performance of their duties under the Basic Documents other than if such loss, liability or expense was incurred by the Trustee, the Owner Trustee or the Trust Collateral Agent as a result of any such entity's willful misconduct, bad faith or negligence.

                (g) The Backup Servicer shall defend, indemnify and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, the Servicer, their respective officers, directors, agents and employees and the Noteholders from and against: (i) all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from the use, ownership or operation by the Backup Servicer or any Affiliate thereof of any Financed Vehicle; and
(ii) any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Trust, the Owner Trustee, the Trustee, the Servicer or the Noteholders by reason of, the breach of this Agreement by the Backup Servicer, the violation of federal or state securities laws by the Backup Servicer, the negligence, misfeasance, or bad faith of the Backup Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

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

                (h) Indemnification under this Article shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Article and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest. Notwithstanding anything contained herein to the contrary, any indemnification payable by the Servicer to the Backup Servicer, to the extent not paid by the Servicer, shall be paid solely from Section 5.7(a) of this Agreement.

                (i) When the Trustee, the Trust Collateral Agent, the Collateral Agent or the Backup Servicer incurs expenses after the occurrence of a Servicer Termination Event specified in Section 9.1(d) or (e) with respect to the Servicer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

                SECTION 8.4. Merger or Consolidation of, or Assumption of the Obligations of the Servicer or Backup Servicer.

                (a) AmeriCredit shall not merge or consolidate with any other person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to AmeriCredit's business unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be capable of fulfilling the duties of AmeriCredit contained in this Agreement and shall be acceptable to the Majority Noteholders, and shall be an eligible servicer. Any corporation (i) into which AmeriCredit may be merged or consolidated, (ii) resulting from any merger or consolidation to which AmeriCredit shall be a party, (iii) which acquires by conveyance, transfer, or lease substantially all of the assets of AmeriCredit, or (iv) succeeding to the business of AmeriCredit, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of AmeriCredit under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to AmeriCredit under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release AmeriCredit from any obligation. AmeriCredit shall provide notice of any merger, consolidation or succession pursuant to this Section to the Owner Trustee, the Trust Collateral Agent, the Noteholders and each Rating Agency. Notwithstanding the foregoing, AmeriCredit shall not merge or consolidate with any other Person or permit any other Person to become a successor to AmeriCredit's business, unless (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 4.6 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction), (y) AmeriCredit shall have delivered to the Owner Trustee, the Trust Collateral Agent, the Trustee, the Backup Servicer and the Rating Agencies an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) AmeriCredit shall have delivered to the Owner Trustee, the Trust Collateral Agent, the Trustee, the Backup Servicer and the Rating Agencies an Opinion of Counsel, stating in the opinion of such counsel, either
(A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Trust in the Receivables and the Other Conveyed Property and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

                (b) Any corporation (i) into which the Backup Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Backup Servicer shall be a party, (iii) which acquires by conveyance, transfer or lease substantially all of the assets of the Backup Servicer, or
(iv) succeeding to the business of the Backup Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Backup Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Backup Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release the Backup Servicer from any obligation.

                SECTION 8.5. Limitation on Liability of Servicer, Backup Servicer and Others.

                (a) Neither AmeriCredit, the Backup Servicer nor any of the directors or officers or employees or agents of AmeriCredit or Backup Servicer shall be under any liability to the Trust or the Noteholders, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect AmeriCredit, the Backup Servicer or any such person against any liability that would otherwise be imposed by reason of a breach of this Agreement or willful misfeasance, bad faith or negligence (excluding errors in judgment) in the performance of duties; provided, further, that this provision shall not affect any liability to indemnify the Trust Collateral Agent and the Owner Trustee for costs, taxes, expenses, claims, liabilities, losses or damages paid by the Trust Collateral Agent and the Owner Trustee, in their individual capacities. AmeriCredit, the Backup Servicer and any director, officer, employee or agent of AmeriCredit or Backup Servicer may rely in good faith on the written advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

                (b) The Backup Servicer shall not be liable for any obligation of the Servicer contained in this Agreement or for any errors of the Servicer contained in any computer tape, certificate or other data or document delivered to the Backup Servicer hereunder or on which the Backup Servicer must rely in order to perform its obligations hereunder, and the Owner Trustee, the Trustee, the Trust Collateral Agent, the Backup Servicer, the Seller and the Noteholders shall look only to the Servicer to perform such obligations. The Backup Servicer, the Trust Collateral Agent, the Trustee, the Owner Trustee and the Custodian shall have no responsibility and shall not be in default hereunder or incur any liability for any failure, error, malfunction or any delay in carrying out any of their respective duties under this Agreement if such failure or delay results from the Backup Servicer acting in accordance with information prepared or supplied by a Person other than the Backup Servicer (or contractual agents) or the failure of any such other Person to prepare or provide such information. The Backup Servicer shall have no responsibility, shall not be in default and shall incur no liability for (i) any act or failure to act of any third party (other than its contractual agents), including the Servicer or the Majority Noteholders, (ii) any inaccuracy or omission in a notice or communication received by the Backup Servicer from any third party (other than its contractual agents), (iii) the invalidity or unenforceability of any Receivable under applicable law, (iv) the breach or inaccuracy of any representation or warranty made with respect to any Receivable, or (v) the acts or omissions of any successor Backup Servicer.

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                SECTION 8.6.    Delegation of Duties. The Servicer may delegate
duties under this Agreement to an Affiliate of AmeriCredit with the prior written consent of the Trust Collateral Agent, the Owner Trustee and the Backup Servicer. The Servicer also may at any time perform through sub-contractors the specific duties of (i) repossession of Financed Vehicles, (ii) tracking Financed Vehicles' insurance and (iii) pursuing the collection of deficiency balances on certain Liquidated Receivables, in each case, without the consent of the Trust Collateral Agent, the Owner Trustee or the Backup Servicer and may perform other specific duties through such sub-contractors in accordance with Servicer's customary servicing policies and procedures, with the prior consent of the Trust Collateral Agent. Notwithstanding the foregoing AmeriCredit, as Servicer, may delegate its duties hereunder and under any other Basic Document with respect to the servicing of and collections on certain Receivables to AmeriCredit Financial Services of Canada Ltd. without first obtaining the consent of any person. No delegation or sub-contracting by the Servicer of its duties herein in the manner described in this Section 8.6 shall relieve the Servicer of its responsibility with respect to such duties.

                SECTION 8.7. Servicer and Backup Servicer Not to Resign. Subject to the provisions of Section 8.4, neither the Servicer nor the Backup Servicer shall resign from the obligations and duties imposed on it by this Agreement as Servicer or Backup Servicer except upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would have a material adverse effect on the Servicer or the Backup Servicer, as the case may be, if the Majority Noteholders do not elect to waive the obligations of the Servicer or the Backup Servicer, as the case may be, to perform the duties which render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of the Servicer or Backup Servicer shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Trust Collateral Agent and the Owner Trustee. No resignation of the Servicer shall become effective until the Backup Servicer or an entity acceptable to the Majority Noteholders shall have assumed the responsibilities and obligations of the Servicer. No resignation of the Backup Servicer shall become effective until an entity acceptable to the Majority Noteholders shall have assumed the responsibilities and obligations of the Backup Servicer; provided, however, that (i) in the event a successor Backup Servicer is not appointed within 60 days after the Backup Servicer has given notice of its resignation and has provided the Opinion of Counsel required by this Section, the Backup Servicer may petition a court for its removal and (ii) the Backup Servicer may resign with the written consent of the Majority Noteholders.

                                       55
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                                   ARTICLE IX

                                     Default

                SECTION 9.1. Servicer Termination Event. For purposes of this Agreement, each of the following shall constitute a "Servicer Termination Event":

                (a) Any failure by the Servicer to deliver to the Trust Collateral Agent for distribution to Noteholders any proceeds or payment required to be so delivered under the terms of this Agreement that continues unremedied for a period of two Business Days after written notice is received by the Servicer from the Trust Collateral Agent or after discovery of such failure by a Responsible Officer of the Servicer;

                (b) Failure by the Servicer to deliver to the Trust Collateral Agent the Servicer's Certificate by the first Business Day immediately preceding the related Distribution Date, or failure on the part of the Servicer to observe its covenants and agreements set forth in Section 8.4(a);

                (c) Failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement, which failure (i) materially and adversely affects the rights of Noteholders, and (ii) continues unremedied for a period of 30 days after knowledge thereof by the Servicer or after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trust Collateral Agent;

                (d) The entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Servicer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future, federal bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of its property or ordering the winding up or liquidation of the affairs of the Servicer and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days; or

                (e) The commencement by the Servicer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future, federal or state, bankruptcy, insolvency or similar law, or the consent by the Servicer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of its property or the making by the Servicer of an assignment for the benefit of creditors or the failure by the Servicer generally to pay its debts as such debts become due or the taking of corporate action by the Servicer in furtherance of any of the foregoing; or

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                (f)     Any representation, warranty or statement of the
Servicer made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made, and the incorrectness of such representation, warranty or statement has a material adverse effect on the Trust or the Noteholders and, within 30 days after knowledge thereof by the Servicer or after written notice thereof shall have been given to the Servicer by the Trust Collateral Agent, the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured.

                SECTION 9.2. Consequences of a Servicer Termination Event. If a Servicer Termination Event shall occur and be continuing, the Trust Collateral Agent or the Majority Noteholders, by notice given in writing to the Servicer (and to the Trust Collateral Agent if given by the Noteholders) may terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice or upon termination of the term of the Servicer, all authority, power, obligations and responsibilities of the Servicer under this Agreement, whether with respect to the Notes, the Certificates or the Other Conveyed Property or otherwise, automatically shall pass to, be vested in and become obligations and responsibilities of the Backup Servicer (or such other successor Servicer appointed by the Majority Noteholders); provided, however, that the successor Servicer shall have no liability with respect to any obligation which was required to be performed by the terminated Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer. The successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and the Other Conveyed Property and related documents to show the Trust as lienholder or secured party on the related Lien Certificates, or otherwise. The terminated Servicer agrees to cooperate with the successor Servicer in effecting the termination of the responsibilities and rights of the terminated Servicer under this Agreement, including, without limitation, the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the terminated Servicer for deposit, or have been deposited by the terminated Servicer, in the Collection Account or thereafter received with respect to the Receivables and the delivery to the successor Servicer of all Receivable Files, Monthly Records and Collection Records and a computer tape in readable form as of the most recent Business Day containing all information necessary to enable the Backup Servicer or a successor Servicer to service the Receivables and the Other Conveyed Property. If requested by the Controlling Party (acting at the written direction of the Majority Noteholders), the successor Servicer shall terminate the Lockbox Agreement and direct the Obligors to make all payments under the Receivables directly to the successor Servicer (in which event the successor Servicer shall process such payments in accordance with Section 4.2(e)), or to a lockbox established by the successor Servicer at the direction of the Majority Noteholders, at the successor Servicer's expense. The terminated Servicer shall grant the Trust Collateral Agent, the successor Servicer and the Majority Noteholders reasonable access to the terminated Servicer's premises at the terminated Servicer's expense.

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                SECTION 9.3.    Appointment of Successor.

                (a) On and after the time the Servicer receives a notice of termination pursuant to Section 9.2 or upon the resignation of the Servicer pursuant to Section 8.7, the Backup Servicer shall be the successor in all respects, except as expressly set forth in Annex A hereto, to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement except as otherwise stated herein. The Trust Collateral Agent and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. If a successor Servicer is acting as Servicer hereunder, it shall be subject to termination under Section 9.2 upon the occurrence of any Servicer Termination Event applicable to it as Servicer.

                (b) The Controlling Party (acting at the written direction of the Majority Noteholders) may exercise at any time its right to appoint as Backup Servicer or as successor to the Servicer a Person other than the Person serving as Backup Servicer at the time, and shall have no liability to AmeriCredit, the Seller, the Person then serving as Backup Servicer, any Noteholders or any other Person if it does so. Notwithstanding the above, if the Backup Servicer shall be legally unable or unwilling to act as Servicer, the Backup Servicer, the Trust Collateral Agent or the Majority Noteholders may petition a court of competent jurisdiction to appoint a Person that it determines is competent to perform the duties of the Servicer hereunder as the successor to the Servicer. Pending appointment pursuant to the preceding sentence, the Backup Servicer shall act as successor Servicer unless it is legally unable to do so, in which event the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment. Subject to Section 8.7, no provision of this Agreement shall be construed as relieving the Backup Servicer of its obligation to succeed as successor Servicer upon the termination of the Servicer pursuant to Section 9.2 or the resignation of the Servicer pursuant to Section 8.7. If upon the termination of the Servicer pursuant to Section 9.2 or the resignation of the Servicer pursuant to Section 8.7, the Majority Noteholders appoint a successor Servicer other than the Backup Servicer, the Backup Servicer shall not be relieved of its duties as Backup Servicer hereunder. In the event any successor Servicer is terminated pursuant to Section 9.2 hereof, the Controlling Party (acting at the written direction of the Majority Noteholders) shall appoint an eligible servicer as successor Servicer or may petition a court of competent jurisdiction to appoint a Person that it determines is competent to perform the duties of the Servicer hereunder as successor Servicer. Pending appointment pursuant to the preceding sentence, the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment.

                (c) Any successor Servicer shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if the Servicer had not resigned or been terminated hereunder or such other compensation as set forth herein. If any successor Servicer is appointed as a result of the Backup Servicer's refusal (in breach of the terms of this Agreement) to act as Servicer although it is legally able to do so, the Seller and such successor Servicer may agree on reasonable additional compensation to be paid to such successor Servicer; provided, however, it being understood and agreed that the Seller shall give prior notice to the Backup Servicer with respect to the

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appointment of such successor and the payment of additional compensation, if any. If any successor Servicer is appointed for any reason other than the Backup Servicer's refusal to act as Servicer although legally able to do so, the Majority Noteholders and such successor Servicer may agree on additional compensation to be paid to such successor Servicer, which additional compensation shall in no event exceed $150,000 in the aggregate. The Backup Servicer shall be liable for any Servicing Fee, additional compensation or other amounts to be paid to such successor Servicer in connection with its assumption and performance of the servicing duties described herein if, and only if, such successor Servicer is appointed due to the Backup Servicer's refusal to act as Servicer although legally able to do so, which additional compensation and other amounts shall in no event exceed $150,000 in the aggregate.

                (d) Notwithstanding anything contained in this Agreement to the contrary, the Backup Servicer is authorized to accept and rely on all of the accounting records (including computer records) and work of the prior Servicer relating to the Receivables (collectively, the "Predecessor Servicer Work Product") without any audit or other examination thereof, and the Backup Servicer shall have no duty, responsibility, obligation or liability for the acts and omissions of the prior Servicer. If any error, inaccuracy, omission or incorrect or non-standard practice or procedure (collectively, "Errors") exist in any Predecessor Servicer Work Product and such Errors make it materially more difficult to service or should cause or materially contribute to the Backup Servicer making or continuing any Errors (collectively, "Continuing Errors"), the Backup Servicer shall have no duty, responsibility, obligation or liability for such Continuing Errors; provided, however, that the Backup Servicer agrees to use its best efforts to prevent further Continuing Errors. In the event that the Backup Servicer becomes aware of Errors or Continuing Errors, it shall, with the prior consent of the Controlling Party use its best efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continuing Errors and to prevent future Continuing Errors. The Backup Servicer shall be entitled to recover its costs thereby expended in accordance with
Section 5.7(a) of this Agreement.

                SECTION 9.4. Notification to Noteholders. Upon any termination of, or appointment of a successor to, the Servicer or the Backup Servicer, the Trust Collateral Agent shall give prompt written notice thereof to each Noteholder and to the Rating Agencies.

                SECTION 9.5. Waiver of Past Defaults. The Majority Noteholders may, on behalf of all Noteholders, waive any default by the Servicer or the Backup Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement and the Basic Documents. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

                SECTION 9.6. Backup Servicer Termination. Prior to an appointment as successor Servicer, the Controlling Party may, in its discretion, or shall, at the direction of the Majority Noteholders, (a) terminate all of the rights and obligations of the Backup Servicer under this Agreement in the event of a breach of any of the representations or warranties, covenants or obligations of the Backup Servicer contained in this Agreement or (b) in its sole discretion, without cause upon not less than 30 days' notice, terminate the rights and obligations of the Backup Servicer. The terminated Backup Servicer agrees to cooperate with any successor Backup Servicer appointed by the Controlling Party in effecting the termination of the responsibilities and rights of the terminated Backup Servicer under this Agreement, including, without limitation, the delivery to the successor Backup Servicer of all documents, records and electronic information related to the Receivables in the possession of the Backup Servicer. Expenses incurred by the Backup Servicer in respect of the foregoing sentence shall be reimbursed in accordance with Section 5.7(a).

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                                    ARTICLE X

                                   Termination

                SECTION 10.1.   Optional Purchase of All Receivables.

                (a) Subject to Section 10.1(a) of the Indenture, on the last day of any Collection Period as of which the Pool Balance shall be less than or equal to 10% of the Original Pool Balance, the Servicer and the Seller each shall have the option to purchase the Owner Trust Estate, other than the Trust Accounts; provided, however, that the amount to be paid for such purchase (as set forth in the following sentence) shall be sufficient to pay the full amount of principal, premium, if any, and interest then due and payable on the Notes and the Certificates. To exercise such option, the Servicer or the Seller, as the case may be, shall deposit pursuant to Section 5.6 in the Collection Account an amount equal to the aggregate Purchase Amount for the Receivables, plus the appraised value of any other property held by the Trust, such value to be determined by an appraiser mutually agreed upon by the Servicer and the Trust Collateral Agent, and shall succeed to all interests in and to the Trust.

                (b)     Upon any sale of the assets of the Trust pursuant to
Section 8.1 of the Trust Agreement, the Servicer shall instruct the Trust Collateral Agent to deposit the proceeds from such sale after all payments and reserves therefrom (including the expenses of such sale) have been made (the "Insolvency Proceeds") in the Collection Account.

                (c) Notice of any termination of the Trust shall be given by the Servicer or the Seller to the Owner Trustee, the Trustee, the Backup Servicer, the Trust Collateral Agent and the Rating Agencies as soon as practicable after the Servicer or the Seller has received notice thereof.

                (d) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders hereunder and the Owner Trustee will succeed to the rights of, and assume the obligations of, the Trust Collateral Agent pursuant to this Agreement.

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                                   ARTICLE XI

                      Administrative Duties of the Servicer

                SECTION 11.1.   Administrative Duties.

                (a) Duties with Respect to the Indenture. The Servicer shall perform all its duties and the duties of the Issuer under the Indenture. In addition, the Servicer shall consult with the Owner Trustee as the Servicer deems appropriate regarding the duties of the Issuer under the Indenture. The Servicer shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer's duties under the Indenture. The Servicer shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture. In furtherance of the foregoing, the Servicer shall take all necessary action that is the duty of the Issuer to take pursuant to the Indenture, including, without limitation, pursuant to Sections 2.7, 3.5, 3.6, 3.7, 3.9, 3.10, 3.17, 5.1, 5.4, 7.3, 8.3,
9.2, 9.3, 11.1 and 11.15 of the Indenture.

                (b)     Duties with Respect to the Issuer.

                        (i) In addition to the duties of the Servicer set forth in this Agreement or any of the Basic Documents, the Servicer shall perform such calculations and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to this Agreement or any of the Basic Documents or under state and federal tax and securities laws (including any filings required pursuant to the Sarbanes-Oxley Act of 2002 or any rule or regulation promulgated thereunder), and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer to take pursuant to this Agreement or any of the Basic Documents, including, without limitation, pursuant to Sections 2.6 and 2.11 of the Trust Agreement. In accordance with the directions of the Issuer or the Owner Trustee, the Servicer shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer or the Owner Trustee and are reasonably within the capability of the Servicer. The Servicer shall monitor the activities of the Issuer to ensure the Issuer's compliance with Section 4.5 of the Trust Agreement and shall take all action necessary to ensure that the Issuer is operated in accordance with the provisions of such section.

                        (ii) Notwithstanding anything in this Agreement or any of the Basic Documents to the contrary, the Servicer shall be responsible for promptly notifying the Owner Trustee and the Trust Collateral Agent in the event that any withholding tax is imposed on the Issuer's payments (or allocations of income) to an Owner (as defined in the Trust Agreement) as contemplated by this Agreement. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee or the Trust Collateral Agent pursuant to such provision.

                        (iii) Notwithstanding anything in this Agreement or the Basic Documents to the contrary, the Servicer shall be responsible for performance of the duties of the Issuer with respect to accounting and reports to Owners (as defined in the Trust Agreement); provided, however, that once prepared by the Servicer the Owner Trustee shall retain responsibility for the distribution of any Schedule K-1s, if applicable, necessary to enable the Certificateholders to prepare its federal and state income tax returns.

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                        (iv)    The Servicer shall perform the duties of the
                Servicer specified in Section 9.2 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Servicer under this Agreement or any of the Basic Documents.

                        (v) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Servicer may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Servicer's opinion, no less favorable to the Issuer in any material respect.

                (c) Tax Matters. The Servicer shall prepare and file, on behalf of the Seller, all tax returns, tax elections, financial statements and such annual or other reports attributable to the activities engaged in by the Issuer as are necessary for preparation of tax reports, including without limitation forms 1099. All tax returns will be signed by the Seller.

                (d) Non-Ministerial Matters. With respect to matters that in the reasonable judgment of the Servicer are non-ministerial, the Servicer shall not take any action pursuant to this Article unless within a reasonable time before the taking of such action, the Servicer shall have notified the Owner Trustee and the Trustee of the proposed action and the Owner Trustee and, with respect to items (A), (B), (C) and (D) below, the Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include:

                                (A) the amendment of or any supplement to the Indenture;

                                (B) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Receivables);

                                (C) the amendment, change or modification of this Agreement or any of the Basic Documents;

                                (D)     the appointment of successor Note
                        Registrars, successor Paying Agents and successor Trustees pursuant to the Indenture or the appointment of successor Servicers or the consent to the assignment by the Note Registrar, Paying Agent or Trustee of its obligations under the Indenture; and

                                (E) the removal of the Trustee or the Trust Collateral Agent.

                (e) Exceptions. Notwithstanding anything to the contrary in this Agreement, except as expressly provided herein or in the other Basic Documents, the Servicer, in its capacity hereunder, shall not be obligated to, and shall not, (1) make any payments to the Noteholders or Certificateholders under the Basic Documents, (2) sell the Trust Property pursuant to Section 5.5 of the Indenture, (3) take any other action that the Issuer directs the Servicer not to take on its behalf or (4) in connection with its duties hereunder assume any indemnification obligation of any other Person.

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                (f)     The Backup Servicer or any successor Servicer shall not
be responsible for any obligations or duties of the Servicer under this Section
11.1 and notwithstanding any other provision of this Agreement, AmeriCredit shall continue to perform the obligations of the Servicer under this Section 11.1.

                SECTION 11.2. Records. The Servicer shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be accessible for inspection by the Issuer at any time during normal business hours.

                SECTION 11.3. Additional Information to be Furnished to the Issuer. The Servicer shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.

                                   ARTICLE XII

                            Miscellaneous Provisions

                SECTION 12.1. Amendment. This Agreement may be amended from time to time by the parties hereto, with the consent of the Trustee (which consent may not be unreasonably withheld), but without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to Owner Trustee and the Trustee, adversely affect in any material respect the interests of any Noteholder.

                This Agreement may also be amended from time to time by the parties hereto, with the consent of the Trustee, and with the consent of the Holders of Notes evidencing not less than a majority of the outstanding principal amount of the Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or (b) reduce the aforesaid percentage of the outstanding principal amount of the Notes, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes of each class affected thereby.

                Promptly after the execution of any such amendment or consent, the Trust Collateral Agent shall furnish written notification of the substance of such amendment or consent to each Noteholder and the Rating Agencies.

                It shall not be necessary for the consent of Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of any action by Noteholders shall be subject to such reasonable requirements as the Trustee or the Owner Trustee, as applicable, may prescribe.

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                Prior to the execution of any amendment to this Agreement, the
Owner Trustee, the Trustee, the Trust Collateral Agent and the Backup Servicer shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 12.2(h)(1) has been delivered. The Owner Trustee, the Trust Collateral Agent, the Backup Servicer and the Trustee may, but shall not be obligated to, enter into any such amendment which affects the Issuer's, the Owner Trustee's, the Trust Collateral Agent's, the Backup Servicer's or the Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

                SECTION 12.2.   Protection of Title to Trust.

                (a) The Seller shall authorize and file such financing statements and cause to be authorized and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and the interests of the Trust Collateral Agent in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Owner Trustee and the Trust Collateral Agent file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

                (b) Neither the Seller nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of 9-506 of the UCC, unless it shall have given the Owner Trustee, the Trust Collateral Agent, the Backup Servicer and the Trustee at least five days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements. Promptly upon such filing, the Seller or the Servicer, as the case may be, shall deliver an Opinion of Counsel in form and substance reasonably satisfactory to the Trust Collateral Agent, stating either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Trust Collateral Agent in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

                (c) Each of the Seller and the Servicer shall have an obligation to give the Owner Trustee, the Backup Servicer, the Trust Collateral Agent and the Trustee at least 60 days' prior written notice of any relocation of its principal executive office or jurisdiction of organization if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement. The Servicer shall at all times maintain
(i) each office from which it shall service Receivables within the United States of America or Canada, and (ii) its principal executive office within the United States of America.

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                (d)     The Servicer shall maintain accounts and records as to
each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

                (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Issuer, the Servicer's master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Trust in such Receivable and that such Receivable is owned by the Trust. Indication of the Trust's interest in a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the related Receivable shall have been paid in full or repurchased or sold pursuant to this Agreement.

                (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Trust.

                (g) Upon request, the Servicer shall furnish to the Owner Trustee, the Backup Servicer or to the Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust.

                (h) The Servicer shall deliver to the Backup Servicer, the Owner Trustee and the Trustee:

                                (1)     promptly after the execution and
                        delivery of the Agreement and, if required pursuant to
                        Section 12.1, of each amendment, an Opinion of Counsel stating that, in the opinion of such Counsel, either (A) all financing statements and continuation statements have been authorized and filed that are necessary fully to preserve and protect the interest of the Trust and the Trust Collateral Agent in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest; and

                                (2) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cutoff Date, an Opinion of Counsel, dated as of a date during such 90-day period, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been authorized and filed that are necessary fully to preserve and protect the interest of the Trust and the Trust Collateral Agent in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

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                Each Opinion of Counsel referred to in clause (1) or (2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

                SECTION 12.3. Notices. All demands, notices and communications upon or to the Seller, the Servicer, the Owner Trustee, the Trustee, the Backup Servicer or the Rating Agencies under this Agreement shall be in writing, personally delivered, electronically delivered, mailed by certified mail, return receipt requested, federal express or similar overnight courier service, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller to AFS SenSub Corp., 2265B Renaissance Dr., Suite 17, Las Vegas, NV 89119, Attention: Chief Financial Officer, (b) in the case of the Servicer to AmeriCredit Financial Services, Inc., 801 Cherry Street, Suite 3900, Fort Worth, Texas 76102, Attention: Chief Financial Officer, (c) in the case of the Issuer or the Owner Trustee, at the Corporate Trust Office of the Owner Trustee, Wilmington Trust Company, Rodney Square North--1100 North Market Street, Wilmington, Delaware 19890-0001, (d) in the case of the Trustee or the Trust Collateral Agent, JPMorgan Chase Bank, National Association, at 4 New York Plaza, 6th Floor, New York, New York 10004, Attention: Institutional Trust Services, AmeriCredit 2005-1, (e) in the case of Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007; (f) in the case of Standard & Poor's, via electronic delivery to Servicer_reports@sandp.com, or, for any information not available in electronic format, to Standard & Poor's Ratings Services, 55 Water Street, 41st Floor, New York, New York 10041-0003, Attention: ABS Surveillance Group; and (g) in the case of the Backup Servicer to Systems & Services Technologies, Inc., 4315 Pickett Road, St. Joseph, Missouri 64503, Attention: David Chappell and Joseph Booz. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Note Register. Any notice so mailed within the time prescribed in the Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder shall receive such notice.

                SECTION 12.4. Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Notwithstanding anything to the contrary contained herein, except as provided in Sections 7.4 and 8.4 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Owner Trustee, the Trust Collateral Agent, the Backup Servicer, the Trustee and the Majority Noteholders.

                SECTION 12.5. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the parties hereto, the Trustee and the Noteholders, as third-party beneficiaries. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

                SECTION 12.6. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                SECTION 12.7. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                SECTION 12.8. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                SECTION 12.9. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS AGREEMENT AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

                SECTION 12.10. Assignment to Trust Collateral Agent. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Trust Collateral Agent pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Receivables listed in Schedule A hereto and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the Trustee.

                SECTION 12.11.  Nonpetition Covenants.

                (a) Notwithstanding any prior termination of this Agreement, the Servicer and the Seller shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

                (b) Notwithstanding any prior termination of this Agreement, the Servicer shall not, prior to the date that is one year and one day after the termination of this Agreement with respect to the Seller, acquiesce to, petition or otherwise invoke or cause the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

                SECTION 12.12. Limitation of Liability of Owner Trustee and Trust Collateral Agent

                (a) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Wilmington Trust Company not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Wilmington Trust Company in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles V, VI and VII of the Trust Agreement.

                (b) Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by JPMorgan Chase Bank, National Association, not in its individual capacity but solely as Trust Collateral Agent and in no event shall JPMorgan Chase Bank, National Association, have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

                (c) In no event shall JPMorgan Chase Bank, National Association, in any of its capacities hereunder, be deemed to have assumed any duties of the Owner Trustee under the Delaware Statutory Trust Statute, common law, or the Trust Agreement.

                SECTION 12.13. Independence of the Servicer. For all purposes of this Agreement, the Servicer shall be an independent contractor and shall not be subject to the supervision of the Issuer, the Trust Collateral Agent, the Trustee, the Backup Servicer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by this Agreement, the Servicer shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

                SECTION 12.14. No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Servicer and either of the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

                SECTION 12.15. State Business Licenses. The Servicer or the Certificateholder shall prepare and instruct the Trust to file each state business license (and any renewal thereof) required to be filed under applicable state law without further consent or instruction from the Instructing Party (as defined in the Trust Agreement), including a Sales Finance Company Application (and any renewal thereof) with the Pennsylvania Department of Banking, Licensing Division, and a Financial Regulation Application (and any renewal thereof) with the Maryland Department of Labor, Licensing and Regulation.

                  [Remainder of Page Intentionally Left Blank]

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.


                                        AMERICREDIT AUTOMOBILE RECEIVABLES
                                        TRUST 2005-1

                                        By: WILMINGTON TRUST COMPANY, not in
                                        its individual capacity but solely as
                                        Owner Trustee on behalf of the Trust.


                                        By:  /s/ Heather L. Williamson
                                             -----------------------------------
                                             Name:  Heather L. Williamson
                                             Title: Financial Services Officer


                                        AFS SENSUB CORP., Seller,


                                        By:  /s/ Sheli Fitzgerald
                                             -----------------------------------
                                             Name:  Sheli Fitzgerald
                                             Title: Assistant Vice President,
                                                    Structured Finance


                                        AMERICREDIT FINANCIAL SERVICES, INC.,
                                        Servicer,


                                        By:  /s/ Susan B. Sheffield
                                             -----------------------------------
                                             Name:  Susan B. Sheffield
                                             Title: Senior Vice President,
                                                    Structured Finance

                         [Sale and Servicing Agreement]

                                        SYSTEMS & SERVICES TECHNOLOGIES, INC.,
                                        not in its individual capacity but
                                        solely as Backup Servicer


                                        By:  /s/ Kimberly K. Costa
                                             -----------------------------------
                                             Name:  Kimberly K. Costa
                                             Title: Vice President

Acknowledged and accepted by

JPMORGAN CHASE BANK,
NATIONAL ASSOCIATION,
not in its individual capacity but
solely as Trust Collateral Agent


By:  /s/ Aranka R. Paul
     ---------------------------------
     Name:  Aranka R. Paul
     Title: Assistance Vice President


                         [Sale and Servicing Agreement]

                                                                      SCHEDULE A

                             SCHEDULE OF RECEIVABLES

        [On file with AmeriCredit, the Trustee and Dewey Ballantine LLP]

                                     SCH-A-1

                                                                      SCHEDULE B

          REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE SERVICER

        1. Characteristics of Receivables. Each Receivable (A) was originated (i) by AmeriCredit, (ii) by a Dealer and purchased by AmeriCredit from such Dealer under an existing Dealer Agreement or pursuant to a Dealer Assignment with AmeriCredit and was validly assigned by such Dealer to AmeriCredit pursuant to a Dealer Assignment or (iii) by a Third-Party Lender and purchased by AmeriCredit from such Third-Party Lender under an existing Auto Loan Purchase and Sale Agreement or pursuant to a Third-Party Lender Assignment with AmeriCredit and was validly assigned by such Third-Party Lender to AmeriCredit pursuant to a Third-Party Lender Assignment (B) was originated by AmeriCredit, such Dealer or such Third-Party Lender for the retail sale of a Financed Vehicle in the ordinary course of AmeriCredit's, the Dealer's or the Third-Party Lender's business, in each case was originated in accordance with AmeriCredit's credit policies and was fully and properly executed by the parties thereto, and AmeriCredit, each Dealer and each Third-Party Lender had all necessary licenses and permits to originate Receivables in the state where AmeriCredit, each such Dealer or each such Third-Party Lender was located, (C) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral security, (D) is a Receivable which provides for level monthly payments (provided that the period in the first Collection Period and the payment in the final Collection Period of the Receivable may be minimally different from the normal period and level payment) which, if made when due, shall fully amortize the Amount Financed over the original term and (E) has not been amended or collections with respect to which waived, other than as evidenced in the Receivable File or the Servicer's electronic records relating thereto.

        2. Fraud or Misrepresentation. Each Receivable was originated (i) by AmeriCredit, (ii) by a Dealer and was sold by the Dealer to AmeriCredit, or
(iii) by a Third-Party Lender and was sold by the Third-Party Lender to AmeriCredit, and was sold by AmeriCredit to the Seller without any fraud or misrepresentation on the part of such Dealer or Third-Party Lender or AmeriCredit in any case.

        3. Compliance with Law. All requirements of applicable federal, state and local laws, and regulations thereunder (including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Moss-Magnuson Warranty Act, the Federal Reserve Board's Regulations "B" and "Z" (including amendments to the Federal Reserve's Official Staff Commentary to Regulation Z, effective October 1, 1998, concerning negative equity loans), the Servicemembers Civil Relief Act, each applicable state Motor Vehicle Retail Installment Sales Act, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws and equal credit opportunity and disclosure laws) in respect of the Receivables and the Financed Vehicles, have been complied with in all material respects, and each Receivable and the sale of the Financed Vehicle evidenced by each Receivable complied at the time it was originated or made and now complies in all material respects with all applicable legal requirements.

        4.      Origination. Each Receivable was originated in the United
States.

                                     SCH-B-1

        5. Binding Obligation. Each Receivable represents the genuine, legal, valid and binding payment obligation of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except (A) as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (B) as such Receivable may be modified by the application after the Cutoff Date of the Servicemembers Civil Relief Act, as amended; and all parties to each Receivable had full legal capacity to execute and deliver such Receivable and all other documents related thereto and to grant the security interest purported to be granted thereby.

        6. No Government Obligor. No Obligor is the United States of America or any State or any agency, department, subdivision or instrumentality thereof.

        7. Obligor Bankruptcy. At the Cutoff Date no Obligor had been identified on the records of AmeriCredit as being the subject of a current bankruptcy proceeding.

        8. Schedule of Receivables. The information set forth in the Schedule of Receivables has been produced from the Electronic Ledger and was true and correct in all material respects as of the close of business on the Cutoff Date.

        9. Marking Records. By the Closing Date, the Seller will have caused the portions of the Electronic Ledger relating to the Receivables to be clearly and unambiguously marked to show that the Receivables have been sold to the Seller by the Servicer and resold by the Seller to the Trust in accordance with the terms of the Sale and Servicing Agreement.

        10. Computer Tape. The Computer Tape made available by the Seller to the Trust on the Closing Date was complete and accurate as of the Cutoff Date and includes a description of the same Receivables that are described in the Schedule of Receivables.

        11. Adverse Selection. No selection procedures adverse to the Noteholders were utilized in selecting the Receivables from those receivables owned by the Seller which met the selection criteria contained in the Sale and Servicing Agreement.

        12. Chattel Paper. The Receivables constitute "tangible chattel paper" within the meaning of the UCC as in effect in the States of Texas, New York, Delaware and Nevada.

        13. One Original. There is only one original executed copy of each Receivable.

        14. Receivable Files Complete. There exists a Receivable File pertaining to each Receivable and such Receivable File contains (a) a fully executed original of the Receivable, (b) the original executed credit application, or a paper or electronic copy thereof and (c) the original Lien Certificate or a copy of the application therefor. Each of such documents which is required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces. All blanks on any form have been properly filled in and each form has otherwise been correctly prepared. The complete Receivable File for each Receivable currently is in the possession of the Custodian.

                                     SCH-B-2

        15. Receivables in Force. No Receivable has been satisfied, subordinated or rescinded, and the Financed Vehicle securing each such Receivable has not been released from the lien of the related Receivable in whole or in part. No terms of any Receivable have been waived, altered or modified in any respect since its origination, except by instruments or documents identified in the Receivable File or the Servicer's electronic records.

        16. Lawful Assignment. No Receivable was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under this Agreement or pursuant to transfers of the Securities.

        17. Good Title. Immediately prior to the conveyance of the Receivables to the Trust pursuant to this Agreement, the Seller was the sole owner thereof and had good and indefeasible title thereto, free of any Lien and, upon execution and delivery of this Agreement by the Seller, the Trust shall have good and indefeasible title to and will be the sole owner of such Receivables, free of any Lien. No Dealer or Third-Party Lender has a participation in, or other right to receive, proceeds of any Receivable. The Seller has not taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related Insurance Policies or the related Dealer Agreements, Auto Loan Purchase and Sale Agreements, Dealer Assignments or Third-Party Lender Assignments or to payments due under such Receivables.

        18. Security Interest in Financed Vehicle. Each Receivable created or shall create a valid, binding and enforceable first priority security interest in favor of AmeriCredit (or a Titled Third-Party Lender which first priority security interest has been assigned to AmeriCredit) in the Financed Vehicle. The Lien Certificate for each Financed Vehicle shows, or if a new or replacement Lien Certificate is being applied for with respect to such Financed Vehicle the Lien Certificate will be received within 180 days of the Closing Date and will show, AmeriCredit (or, with respect to Lien Certificates provided by the State of Maine, the Issuer) (or a Titled Third-Party Lender) named as the original secured party under each Receivable as the holder of a first priority security interest in such Financed Vehicle. With respect to each Receivable for which the Lien Certificate has not yet been returned from the Registrar of Titles, AmeriCredit has applied for or received written evidence from the related Dealer or Third-Party Lender that such Lien Certificate showing AmeriCredit, the Issuer or a Titled Third-Party Lender, as applicable, as first lienholder has been applied for and any Titled Third-Party Lender's security interest has been validly assigned by the Titled Third-Party Lender to AmeriCredit and AmeriCredit's security interest (assigned by AmeriCredit to the Seller pursuant to the Purchase Agreement) has been validly assigned by the Seller to the Trust pursuant to this Agreement. This Agreement creates a valid and continuing security interest (as defined in the UCC) in the Receivables in favor of the Trust, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Seller. Immediately after the sale, transfer and assignment by the Seller to the Trust, each Receivable will be secured by an enforceable and perfected first priority security interest in the Financed Vehicle in favor of the Trust Collateral Agent as secured party, which security interest is prior to all other Liens upon and security interests in such Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any lien for taxes, labor or materials affecting a Financed Vehicle). As of the Cutoff Date, there were no Liens or claims for taxes, work, labor or materials affecting a Financed Vehicle which are or may be Liens prior or equal to the Liens of the related Receivable.

                                     SCH-B-3

        19. All Filings Made. All filings (including, without limitation, UCC filings (including, without limitation, the filing by the Seller of all appropriate financing statements in the proper filing office in the State of Nevada under applicable law in order to perfect the security interest in the Receivables granted to the Trust hereunder)) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Trust and the Trust Collateral Agent a first priority perfected lien on, or ownership interest in, the Receivables and the proceeds thereof and the Other Conveyed Property have been made, taken or performed.

        20. No Impairment. The Seller has not done anything to convey any right to any Person that would result in such Person having a right to payments due under the Receivable or otherwise to impair the rights of the Trust, the Trustee, the Trust Collateral Agent and the Noteholders in any Receivable or the proceeds thereof. Other than the security interest granted to the Trust pursuant to this Agreement and except any other security interests that have been fully released and discharged as of the Closing Date, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the Receivables other than any financing statement relating to the security interest granted to the Trust hereunder or that has been terminated. The Seller is not aware of any judgment or tax lien filings against it.

        21. Receivable Not Assumable. No Receivable is assumable by another Person in a manner which would release the Obligor thereof from such Obligor's obligations to AmeriCredit with respect to such Receivable.

        22. No Defenses. No Receivable is subject to any right of rescission, setoff, counterclaim or defense and no such right has been asserted or threatened with respect to any Receivable.

        23. No Default. There has been no default, breach, violation or event permitting acceleration under the terms of any Receivable (other than payment delinquencies of not more than 30 days), and no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable, and there has been no waiver of any of the foregoing. As of the Cutoff Date no Financed Vehicle had been repossessed.

        24. Insurance. At the time of an origination of a Receivable by AmeriCredit or a purchase of a Receivable by AmeriCredit from a Dealer or Third-Party Lender, each Financed Vehicle is required to be covered by a comprehensive and collision insurance policy (i) in an amount at least equal to the lesser of (a) its maximum insurable value or (b) the principal amount due from the Obligor under the related Receivable, (ii) naming AmeriCredit as loss payee and (iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage. Each Receivable requires the Obligor to maintain physical loss and damage insurance, naming AmeriCredit and its successors and assigns as additional insured parties, and each Receivable permits the holder thereof to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to do so. No Financed Vehicle is insured under a policy of Force-Placed Insurance on the Cutoff Date.

                                     SCH-B-4

        25. Past Due. At the Cutoff Date no Receivable was more than 30 days past due.

        26. Remaining Principal Balance. At the Cutoff Date the Principal Balance of each Receivable set forth in the Schedule of Receivables is true and accurate in all material respects.

        27. Certain Characteristics of the Receivables. (A) Each Receivable had a remaining maturity, as of the Cutoff Date, of not more than 72 months; (B) each Receivable had an original maturity, as of the Cutoff Date, of not more than 72 months; (C) as of the Cutoff Date, not more than 40% of Receivables (calculated by Aggregate Principal Balance) had an original term to maturity of 72 months; (D) as of the Cutoff Date, each Receivable had a remaining Principal Balance as of the Cutoff Date of at least $250 and not more than $80,000; (E) each Receivable has an Annual Percentage Rate of at least 1% and not more than 33%; (F) not more than 35% of the Obligors reside in Texas and California (based on the Obligor's mailing address as of the Cutoff Date); (G) no Receivable was more than 30 days past due as of the Cutoff Date; (H) no funds have been advanced by AmeriCredit, any Dealer, any Third-Party Lender, or anyone acting on behalf of any of them in order to cause any Receivable to qualify under clause
(G) above, (I) each Obligor had a billing address in the United States as of the date of origination of the Receivable, is a natural person and is not an Affiliate of any party to this Agreement, (J) each Receivable is denominated in, and each Contract provides for payment in United States dollars and (K) each Receivable arises under a Contract with respect to which AmeriCredit has performed all obligations required to be performed by it thereunder, and in the event such Contract is an installment sales contract, delivery of the Financed Vehicle to the related Obligor has occurred.

        28. Perfection. The Servicer has taken all steps necessary to perfect AmeriCredit's security interest against the related Obligors in the property securing the Receivables and will take all necessary steps on behalf of the Trust to maintain the Trust's perfection of the security interest created by each Receivable in the related Financed Vehicle.

        29. Interest Calculation. Each Contract provides for the calculation of interest payable thereunder under either the "simple interest" method, the "Rule of 78's" method or the "precomputed interest" method.

        30. Lockbox Account. Each Obligor has been, or will be, directed to make all payments on their related Receivable to the Lockbox Account.

        31. Lien Enforcement. Each Receivable provides for enforcement of the lien or the clear legal right of repossession, as applicable, on the Financed Vehicle securing such Receivable.

        32. Prospectus Supplement Description. Each Receivable conforms, and all Receivables in the aggregate conform, in all material respects to the description thereof set forth in the Prospectus Supplement.

                                     SCH-B-5

        33. Risk of Loss. Each Contract contains provisions requiring the Obligor to assume all risk of loss or malfunction on the related Financed Vehicle, requiring the Obligor to pay all sales, use, property, excise and other similar taxes imposed on or with respect to the Financed Vehicle and making the Obligor liable for all payments required to be made thereunder, without any setoff, counterclaim or defense for any reason whatsoever, subject only to the Obligor's right of quiet enjoyment.

        34. Consumer Leases. No Receivable constitutes a "consumer lease" under either (a) the UCC as in effect in the jurisdiction the law of which governs the Receivable or (b) the Consumer Leasing Act, 15 USC 1667.

                                     SCH-B-6

                                                                      SCHEDULE C

                        SERVICING POLICIES AND PROCEDURES
                Note: Applicable Time Periods Will Vary by State

COMPLIANCE WITH STATE COLLECTION LAWS IS REQUIRED OF ALL AMERICREDIT COLLECTION PERSONNEL. ADDITIONALLY, AMERICREDIT HAS CHOSEN TO FOLLOW THE GUIDELINES OF THE FEDERAL FAIR DEBT COLLECTION PRACTICES ACT (FDCPA).

The Collection Process

AmeriCredit mails each customer a monthly billing statement 16 to 20 days before payment is due.

A.      All accounts are issued to the Computer Assisted Collection System
        (CACS) at 5 days delinquent or at such other dates of delinquency as determined by historical payment patterns of the account.

B. The CACS segregates accounts into two major groups: loans 5-45 days delinquent and those over 45 days delinquent.

C. Loans delinquent up to 45 days are then further segregated into two groups: accounts that have good phone numbers and those that do not.

D. Loans up to 45 days delinquent are transferred to the Concerto system (AmeriCredit's predictive dialing system). The system automatically dials the phone number related to a delinquent account for all accounts that have good phone numbers. When a connection is made, the account is then routed to the next available account representative.

E. Loans without good phone numbers are called manually, through the CACS system, or in a preview dialer campaign.

F. All reasonable collection efforts are made in an attempt to prevent these accounts from becoming 30+ days delinquent - this includes the use of collection letters. Collection letters may be utilized between 5th and 25th days of delinquency.

G. When an account reaches 31 days delinquent, a collector determines if any default notification is required in the state where the debtor lives.

H. When an account exceeds 45 days delinquent, the loan is assigned to a 46+ collection team which will continue the collection effort until resolution. If the account cannot be resolved through normal collection efforts (i.e., satisfactory payment arrangements) then the account may be submitted for repossession approval. An officer must approve all repossession requests.

I. CACS allows each collector to accurately document and update each customer file when contact (verbal or written) is made.

                                     SCH-C-1

Repossessions

If repossession of the collateral occurs, the following steps are taken:

A.      Proper authorities are notified (if applicable).

B. An inventory of all personal property is taken and a condition report is prepared on the vehicle.

C. Written notification, as required by state law, is sent to the customer(s) stating their rights of redemption or reinstatement along with information on how to obtain any personal property that was in the vehicle at the time of repossession.

D. Written request to the originating dealer for all refunds due for dealer adds is made.

E. Collateral disposition through public or private sale, (dictated by state law), in a commercially reasonable manner, through a third-party auto auction.

F. After the collateral is liquidated, the debtor(s) is notified in writing of the deficiency balance owed, if any.

Use of Due Date Changes

Due dates may be changed subject to the following conditions:

A. The account is contractually current or will be brought current with the due date change.

B. Due date changes cannot exceed the total of 30 days over the life of the contract.

C.      The first installment payment has been paid in full.

D.      Only one due date change in a twelve month period.

An Officer must approve any exceptions to the above stated policy.

Use of Payment Deferments

A payment deferral is offered to customers who have the desire and capacity to make future payments but who have encountered temporary financial difficulties, with management approval.

A. Without prior approval, minimum of six payments have been made on the account and a minimum of six payments have been made since the most recent deferment (if any).

B. The account will be brought current with the deferment, but not paid ahead, without management approval.

C.      A deferment fee is collected on all transactions.

                                     SCH-C-2

D. No more than eight total payments may be deferred over the life of the loan, without management approval.

An Officer must approve any exceptions to the above stated policy.

Charge-Offs

It is AmeriCredit's policy that any account that is not successfully recovered by 120 days delinquent is submitted to an Officer for approval and charge-off.

It is AmeriCredit's policy to carry all Chapter 13 bankruptcy accounts until 120 days delinquent. A partial charge-off is taken for the unsecured portion of the account. On fully reaffirmed Chapter 7 bankruptcy accounts, the accounts can be deferred current at the time of discharge.

Deficiency Collections

Collections on charged-off accounts are continued internally and/or assigned to third party collection agencies for deficiency balances.

                                     SCH-C-3

                                                                       EXHIBIT A

                             SERVICER'S CERTIFICATE

                 AmeriCredit Automobile Receivables Trust 2005-1
                      Class A-1 3.1425 % Asset Backed Notes
                       Class A-2 3.82 % Asset Backed Notes
                       Class A-3 4.26 % Asset Backed Notes
                        Class B 4.48 % Asset Backed Notes
                        Class C 4.73 % Asset Backed Notes
                        Class D 5.04 % Asset Backed Notes
                        Class E 5.82 % Asset Backed Notes
                             Servicer's Certificate

This Servicer's Certificate has been prepared pursuant to Section 4.9 of the Sale and Servicing Agreement among AmeriCredit Automobile Receivables Trust 2005-1, as Issuer, AmeriCredit Financial Services, Inc., as Servicer, AFS SenSub Corp., as Seller, Systems & Services Technologies, Inc., as Backup Servicer and JPMorgan Chase Bank as Trust Collateral Agent, dated as of April 6, 2005. Defined terms have the meanings assigned to them in the Sale and Servicing Agreement or in other Transaction Documents.

MONTHLY PERIOD BEGINNING:
MONTHLY PERIOD ENDING:
PREV. DISTRIBUTION/CLOSE DATE:
DISTRIBUTION DATE:
DAYS OF INTEREST FOR PERIOD:
DAYS IN COLLECTION PERIOD:
SEASONING/MONTHS SINCE CLOSING:

                                                       ORIGINAL
   PURCHASES      UNITS  CUT-OFF DATE  CLOSING DATE  POOL BALANCE
----------------  -----  ------------  ------------  ------------
INITIAL PURCHASE


TOTAL

I.        MONTHLY PERIOD RECEIVABLES PRINCIPAL BALANCE CALCULATION:

   {1}    Beginning of period Aggregate Principal Balance                                                    {1}_________

          Monthly Principal Amounts

               {2}      Collections on Receivables outstanding at end of period                  {2}_________
               {3}      Collections on Receivables paid off during period                        {3}_________
               {4}      Receivables becoming Liquidated Receivables during period                {4}_________
               {5}      Receivables becoming Purchased Receivables during period                 {5}_________
               {6}      Other Receivables adjustments                                            {6}_________
               {7}      Less amounts allocable to Interest                                       {7}_________

               {8}      Total Monthly Principal Amounts                                                      {8}_________

   {9}    End of period Aggregate Principal Balance                                                          {9}_________

   {10}   Pool Factor                                                                                       {10}_________

II.       MONTHLY PERIOD NOTE BALANCE CALCULATION:                                      CLASS A-1   CLASS A-2   CLASS A-3   CLASS B
                                                                                        ---------   ---------   ---------   -------
   {11}   Original Note Balance                                                  {11}

   {12}   Beginning of period Note Balance                                       {12}

   {13}   Noteholders' Principal Distributable Amount                            {13}
   {14}   Noteholders' Accelerated Principal Amount                              {14}
   {15}   Aggregate Principal Parity Amount                                      {15}
   {16}   Matured Principal Shortfall                                            {16}

   {17}   End of period Note Balance                                             {17}

   {18}   Note Pool Factors                                                      {18}

                                                                                         CLASS C     CLASS D     CLASS E     TOTAL
                                                                                        ---------   ---------   ---------   -------
   {19}   Beginning of period Note Balance                                       {19}

   {20}   Noteholders' Principal Distributable Amount                            {20}
   {21}   Noteholders' Accelerated Principal Amount                              {21}
   {22}   Class E Accelerated Principal Amount                                   {22}
   {23}   Aggregate Principal Parity Amount                                      {23}
   {24}   Matured Principal Shortfall                                            {24}

   {25}   End of period Note Balance                                             {25}

   {26}   Note Pool Factors                                                      {26}

III.      CALCULATION OF STEP-DOWN AMOUNT:
   {27}   Ending Pool Balance                                                    {27}              _________
   {28}   Lesser of (Max of 17.50% of Ending Pool Balance or $3,978,780)         {28}_________
           or Beg Note Balance
   {29}   Aggregate, Cumulative Amount paid to Class E Noteholders               {29}_________
            through prior period
   {30}   Less Specified Reserve Balance                                         {30}_________
   {31}   Sum of {28}, {29}, and {30}                                            {31}_________
   {32}   30% of Ending Pool Balance                                             {32}_________
   {33}   Lesser of {31} or {32}                                                 {33}              _________
   {34}   Required Pro Forma Note Balance {27} - {33}                            {34}                          _________

   {35}   Beginning Note Balance                                                 {35}              _________
   {36}   Total Monthly Principal Amount                                         {36}              _________
   {37}   Pro-Forma Note Balance ( Assuming 100% Pay-down)                       {37}                          _________

   {38}   Step-Down amount                                                       {38}                          _________
           (Excess of Required Pro-forma over Pro-forma Note Balance)

IV.       CALCULATION OF PRINCIPAL DISTRIBUTABLE AMOUNT:
   {39}   Total Monthly Principal Amounts                                                      {39}_________
   {40}   Step-down Amount                                                                     {40}_________
   {41}   Principal Distributable Amount                                                       {41}            _________

V.        CALCULATION OF INTEREST DISTRIBUTABLE AMOUNT:

                         BEGINNING     INTEREST    INTEREST                            CALCULATED
             CLASS      NOTE BALANCE   CARRYOVER     RATE     DAYS     DAYS BASIS       INTEREST
          -----------   ------------   ---------   --------   ----   ---------------   ----------
   {42}   Class A - 1                                3.1425%         Actual days/360
   {43}   Class A - 2                                3.8200%             30/360
   {44}   Class A - 3                                4.2600%             30/360
   {45}   Class B                                    4.4800%             30/360
   {46}   Class C                                    4.7300%             30/360
   {47}   Class D                                    5.0400%             30/360
   {48}   Class E                                    5.8200%             30/360

VI.       RECONCILIATION OF COLLECTION ACCOUNT:
          AVAILABLE FUNDS:
            {49}  Collections on Receivables during period (net of Liquidation                  {49}_________
                   Proceeds and Fees)
            {50}  Liquidation Proceeds collected during period                                  {50}_________
            {51}  Purchase Amounts deposited in Collection  Account                             {51}_________
            {52}  Investment Earnings - Collection Account                                      {52}_________
            {53}  Investment Earnings - Transfer From Reserve Account                           {53}_________
            {54}  Collection of Supplemental Servicing - Extension Fees                         {54}_________
            {55}  Collection of Supplemental Servicing - Repo and Recovery Fees Advanced        {55}_________
            {56}  Collection of Supplemental Servicing - Late Fees                              {56}_________
            {57}  Total Available Funds                                                         {57}            _________
          DISTRIBUTIONS:
            {58}  Base Servicing Fee                                                            {58}_________
            {59}  Repo and Recovery Fees - reimbursed to Servicer                               {59}_________
            {60}  Bank Service Charges - reimbursed to Servicer                                 {60}_________
            {61}  Late Fees - reimbursed to Servicer                                            {61}_________
            {62}  Extension Fees - reimbursed to Servicer                                       {62}_________
            {63}  Agent fees                                                                    {63}_________
            {64}  Backup Servicer                                                               {64}_________
            {65}  Class A-1 Noteholders' Interest Distributable Amount                          {65}_________
            {66}  Class A-2 Noteholders' Interest Distributable Amount                          {66}_________
            {67}  Class A-3 Noteholders' Interest Distributable Amount                          {67}_________
            {68}  Class A Noteholders' Principal Parity Amount or Matured Principal Shortfall   {68}_________
            {69}  Class B Noteholders' Interest Distributable Amount                            {69}_________
            {70}  Class B Noteholders' Principal Parity Amount or Matured Principal Shortfall   {70}_________
            {71}  Class C Noteholders' Interest Distributable Amount                            {71}_________
            {72}  Class C Noteholders' Principal Parity Amount or Matured Principal Shortfall   {72}_________
            {73}  Class D Noteholders' Interest Distributable Amount                            {73}_________
            {74}  Class D Noteholders' Principal Parity Amount or Matured Principal Shortfall   {74}_________
            {75}  Class E Noteholders' Interest Distributable Amount                            {75}_________
            {76}  Class E Noteholders' Principal Parity Amount or Matured Principal Shortfall   {76}_________
            {77}  Noteholders' Principal Distributable Amount                                   {77}_________

            {78}  Total distributions (Prior to Reserve Account Deposit)                        {78}            _________

            {79}  Excess Available Funds                                                        {79}            _________

            {80}  Reserve Account Withdrawal Amount                                             {80}            _________

            {81}  To the Reserve Account,  the Reserve Account Deposit                          {81}            _________

            {82}  To the Noteholders, the  Accelerated Principal Amount (as calculated below)   {82}            _________

            {83}  To the Class E Noteholders,  until Class E Balance is zero                    {83}            _________

            {84}  To the Certificateholders,  the aggregate amount remaining                    {84}            _________

VII.        CALCULATION OF PRINCIPAL PARITY AMOUNT:

                            (X)          (Y)        (I)            (II)
                         CUMULATIVE     POOL     EXCESS OF    AVAILABLE FUNDS   LESSER OF
            CLASS       NOTE BALANCE   BALANCE   (X) - (Y)     IN WATERFALL    (I) OR (II)
            ---------   ------------   -------   ----------   ---------------  -----------
   {85}     Class A
   {86}     Class B
   {87}     Class C
   {88}     Class D
   {89}     Class E
   {90}     Total

            ** Principal Parity Amount distributed as Noteholders Principal
               Distributable in first three months of Trust

VIII.       CALCULATION OF ACCELERATED PRINCIPAL AMOUNT:
   {91}     Excess Available Funds                                                              {91}_________
   {92}     Pro-Forma Note Balance (Calculated after Step-Down)                                 {92}_________
   {93}     Required Pro Forma Note Balance                                                     {93}_________
   {94}     Excess of Pro-Forma Balance over Required Pro-Forma Balance                         {94}_________
   {95}     Lesser of Excess Available Funds or Excess of Pro-Forma Note Balance                {95}            _________

IX.         RECONCILIATION OF RESERVE ACCOUNT:                                                                   INITIAL
   {96}     SPECIFIED RESERVE BALANCE

   {97}     Beginning of period Reserve Account balance                                         {97}            _________

   {98}     The Reserve Account Deposit, from Collection Account                                {98}_________
   {99}     Investment Earnings                                                                 {99}_________
   {100}    Investment Earnings - transferred to Collection Account Available Funds            {100}_________
   {101}    Reserve Account Withdrawal Amount                                                  {101}_________

   {102}    End of period Reserve Account balance                                              {102}            _________

X.          CALCULATION OF TOTAL OVERCOLLATERALIZATION:

   {103}    Aggregate Principal Balance                                                        {103}_________
   {104}    End of Period Note Balance                                                         {104}_________
   {105}    Overcollateralization (Undercollateralization)                                     {105}_________
   {106}    Overcollateralization %                                                            {106}            _________

XI.         MONTHLY PERIOD AND CUMULATIVE NUMBER OF RECEIVABLES CALCULATION:

                                                                                                    CUMULATIVE   MONTHLY
   {107}    Original Number of Receivables                                                     {107}
   {108}    Beginning of period number of Receivables                                          {108}
   {109}    Number of Receivables becoming Liquidated Receivables during period                {109}
   {110}    Number of Receivables becoming Purchased Receivables during period                 {110}
   {111}    Number of Receivables paid off during period                                       {111}
   {112}    End of period number of Receivables                                                {112}

XII.        STATISTICAL DATA:  (CURRENT AND HISTORICAL):

                                                                                        ORIGINAL   PREV. MONTH  CURRENT
   {113}    Weighted Average APR of the Receivables                             {113}
   {114}    Weighted Average Remaining Term of the Receivables                  {114}
   {115}    Weighted Average Original Term of Receivables                       {115}
   {116}    Average Receivable Balance                                          {116}
   {117}    Net Losses in Period                                                {117}
   {118}    Aggregate Realized Losses                                           {118}
   {119}    Aggregate Realized Loss Percentage                                  {119}

XIII.       DELINQUENCY:

            Receivables with Scheduled Payment delinquent                               UNITS       DOLLARS     PERCENTAGE
               {120}    31-60 days                                              {120}
               {121}    61-90 days                                              {121}
               {122}    over 90 days                                            {122}
               {123}    Total                                                   {123}

XIV.        EXTENSIONS

               {124}    Principal Balance of Receivables extended during        {124}               _________
                        current period
               {125}    Beginning of Period Aggregate Principal Balance         {125}               _________
               {126}    Extension Rate {124} divided by {125}                   {126}                           _________

By:       ______________________________
Name:     ______________________________
Title:    ______________________________
Date:     ______________________________

                                     ANNEX A

        If, pursuant to the terms and conditions of the Sale and Servicing Agreement, the Backup Servicer shall become the Servicer, the following Sections shall be amended as follows unless otherwise agreed to in writing by the Backup
Servicer:

Section 1.1: The definition of "Net Liquidation Proceeds" is replaced with the following definition:

        "Net Liquidation Proceeds: means, with respect to all Receivables, the excess, if any, of (a) Liquidation Proceeds for all such Receivables over (b) the sum of (i) reasonable out-of-pocket expenses reimbursable to the Servicer pursuant to Section 4.3 or 4.4 and (ii) amounts that are required to be refunded to Obligors on such Receivables."

Section 4.3(a). The following provision shall follow the third sentence of
Section 4.3(a):

        "Notwithstanding anything to the contrary contained herein, following the repossession and sale of the related Financed Vehicle by the Servicer, the Servicer shall not be obligated to pursue any deficiency collections against the related Obligor except pursuant to a separate agreement between the Issuer and the Servicer with the consent of the Controlling Party."

Section 4.3(a). The last four sentences of Section 4.3(a) shall be replaced in their entirety by the following sentences:

        "All amounts received upon liquidation of a Financed Vehicle shall be remitted directly by the Servicer to the Lockbox Account no later than the Business Day after receipt thereof. The Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle into cash proceeds from the Liquidation Proceeds of such liquidation, and any remaining expenses shall be payable from Liquidation Proceeds received with respect to any Receivable in the related, or any future, Collection Period or as otherwise agreed to in writing by the Servicer. The Servicer shall pay on behalf of the Issuer any personal property taxes assessed on repossessed Financed Vehicles. The Servicer shall be entitled to reimbursement of any such tax from the Liquidation Proceeds received with respect to any Receivable in the related, or any future, Collection Period or as otherwise agreed to in writing by the Servicer, and any reimbursable amounts still owing shall be payable from Available Funds in accordance with Section 5.7(a)."

Section 4.3(b). Section 4.3(b) shall be replaced in its entirety by the following provision:

        "The Servicer shall use all reasonable efforts to enforce or collect upon a Dealer Agreement, Auto Loan Purchase and Sale Agreement, Dealer Assignment or Third-Party Lender Assignment. If the Servicer is unable to enforce or collect upon any such agreement without commencing a legal proceeding, the Servicer shall advise the Controlling Party whether, in its reasonable judgment, commencing a legal proceeding to enforce or collect upon such agreements is advisable, and shall only commence a legal proceeding to enforce such agreements or commence or participate in any other legal proceeding relating to or involving such agreements if directed to do so by the Controlling Party. If the Servicer is directed to commence a legal proceeding to enforce a Dealer Agreement, Auto Loan Purchase and Sale Agreement, Dealer Assignment or Third-Party Lender Assignment, the act of commencement shall be deemed to be

                                    Annex A-1
an automatic assignment from the Issuer to the Servicer of the rights under such Dealer Agreement, Auto Loan Purchase and Sale Agreement, Dealer Assignment or Third-Party Lender Assignment for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Dealer Agreement, Auto Loan Purchase and Sale Agreement, Dealer Assignment or Third-Party Lender Assignment on the grounds that it is not a real party in interest or a Person entitled to enforce the Dealer Agreement, Auto Loan Purchase and Sale Agreement, Dealer Assignment or Third-Party Lender Assignment, the Owner Trustee and/or the Indenture Trustee, at the Servicer's expense, or the Seller, at the Seller's expense, shall take such steps as the Servicer deems reasonably necessary to enforce the Dealer Agreement, Auto Loan Purchase and Sale Agreement, Dealer Assignment or Third-Party Lender Assignment, including bringing suit in its name or the name of the Seller or of the Issuer and the Owner Trustee and/or the Trust Collateral Agent for the benefit of the Noteholders. The Servicer shall be reimbursed from Liquidation Proceeds or as otherwise agreed to in writing by the Servicer, for all reasonable expenses incurred pursuant to any legal action undertaken pursuant to this Section at the direction of the Controlling Party."

Section 4.4(a). The first sentence of Section 4.4(a) shall be replaced in its entirety by the following sentence:


        "The Servicer shall require, in accordance with its customary servicing procedures, that each Financed Vehicle be insured by the related Obligor under the Insurance Policies referred to in Paragraph 24 of the Schedule of Representations and Warranties and shall monitor the status of such physical loss and damage insurance coverage thereafter to the extent that it receives notice of determination or non-renewal thereof; provided, however, that in no event will the Servicer be required to retain a third-party service to monitor such physical loss and damage insurance coverage."

Section 4.4(d). Section 4.4(d) shall be replaced in its entirety by the following provision:

        "The Servicer shall use all reasonable efforts to enforce or collect upon the Insurance Policies. If the Servicer is unable to enforce or collect upon the Insurance Policies without commencing a legal proceeding, the Servicer shall advise the Controlling Party whether, in its reasonable judgment, commencing a legal proceeding to enforce or collect upon the Insurance Policies is advisable, and shall only commence a legal proceeding in its own name (or, if possible, as an agent of the Issuer) to enforce the Insurance Policies or commence or participate in any other legal proceeding relating to or involving the Insurance Policies if directed to do so by the Controlling Party. If the Servicer is directed to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Issuer under such Insurance Policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, the Owner Trustee and/or the Indenture Trustee, at the Servicer's expense, or the Seller, at the Seller's expense, shall take such steps as the Servicer deems necessary to enforce such Insurance Policy, including bringing suit in its name or the name of the Issuer and the Owner Trustee and/or the Trust Collateral Agent for the benefit of the Noteholders. The Servicer shall be reimbursed from Liquidation Proceeds or as otherwise agreed to in writing by the Servicer, for all reasonable expenses incurred pursuant to any legal action undertaken at the direction of the Controlling Party."

                                    Annex A-2

Section 4.5(a). The following sentence shall be added to the end of Section 4.5(a):

        "The Servicer shall be entitled to recover all reasonable expenses incurred pursuant to this Section 4.5(a) from Available Funds in accordance with
Section 5.7(a) and Section II.B. of Schedule 1 to this Annex A or as otherwise agreed to in writing by the Servicer."

Section 4.5(b). The following sentence shall be added to the end of Section 4.5(b):

        "The Servicer shall be entitled to recover all reasonable expenses incurred pursuant to this Section 4.5(b) from Available Funds in accordance with
Section 5.7(a) and Section II.B. of Schedule 1 to this Annex A or as otherwise agreed to in writing by the Servicer."

Section 4.11. Section 4.11 shall be replaced in its entirety by the following sentence:

        "Annual Report of Accountants.

        The Servicer shall cause a firm of independent certified public accountants, which may also render other services to the Servicer or its affiliates, to deliver to the Trustee, the Owner Trustee and the Trust Collateral Agent, within 120 days after the end of each fiscal year, commencing with the fiscal year ending December 31, of the year in which the Backup Servicer becomes the successor Servicer, (i) an opinion by a firm of nationally recognized independent certified public accountants (the "Independent Accountants") on the financial position of the Servicer at the end of the relevant fiscal year and the results of operations and changes in financial position of the Servicer for such year then ended on the basis of an examination conducted in accordance with generally accepted auditing standards, and (ii) a report from such independent certified public accountants to the effect that based on an examination of certain specified documents and records relating to the servicing of the Servicer's loan portfolio conducted substantially in compliance with SAS 70 (the "Applicable Accounting Standards"), such firm is of the opinion that such servicing has been conducted in compliance with the Applicable Accounting Standards except for (a) such exceptions as such firm shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement."

Section 4.15. Section 4.15 shall be replaced in its entirety by the following provision:

        "Fidelity Bond and Errors and Omissions Policy. The Servicer has obtained, and shall continue to maintain in full force and effect, a Fidelity Bond and Errors and Omissions Policy of a type and in such amount as is customary for servicers engaged in the business of servicing automobile receivables; provided, however, that, with the consent of the Controlling Party (not to be unreasonably withheld), the Servicer shall be deemed to have fulfilled its obligation pursuant to this Section 4.15 if it has obtained and continues to maintain in full force and effect, a self-insured Fidelity Bond and Errors and Omissions Policy through JPMorgan Chase Bank, National Association or any of its Affiliates."

                                    Annex A-3

Section 5.10. Excess Servicing Fee Account. In the event the Backup Servicer becomes the Servicer, the Trust Collateral Agent shall establish and maintain in its own name an Eligible Deposit Account (the "Excess Servicing Fee Account"), which account shall be initially established with the Trust Collateral Agent for the benefit of the Noteholders, shall be a "Trust Account" for all purposes of this Agreement and shall be invested as other Trust Accounts in accordance with
Section 5.1; provided, however, all investment earnings of moneys deposited in the Excess Servicing Fee Account shall be retained until amounts are distributed from such account in accordance with this Section.

        (b) If the monthly fee payable to the Servicer pursuant to Section I.B.2.b. of Schedule 1 of Annex A on any Distribution Date (the "Monthly Fee") is less than the product of 2.25% per annum and the Principal Balance of the Active Contracts (as defined in Schedule 1 of Annex A) with remaining terms of less than 36 months as of the date of transfer of servicing from the Servicer to the Backup Servicer (such product, the "Target Servicing Fee"), the excess, if any, of the Target Servicing Fee over the Monthly Fee shall be deposited into the Excess Servicing Fee Account on such Distribution Date and the Monthly Fee shall be paid to the Servicer pursuant to Section 5.7(a)(i). In the event the Monthly Fee on any Distribution Date exceeds the Target Servicing Fee for such Distribution Date, (i) the Trust Collateral Agent shall withdraw the amount of such excess from the Excess Servicing Fee Account to the extent of amounts on deposit therein and distribute such amount to the Servicer and (ii) the amount of the Monthly Fee for such Distribution Date less the amount distributed to the Servicer pursuant to subdivision (i) shall be paid to the Servicer pursuant to
Section 5.7(a)(i).

Section 9.1. Section 9.1 shall be replaced in its entirety with the following provision:

        "Servicer Termination Event. For purposes of this Agreement, each of the following shall constitute a "Servicer Termination Event":

        (a) Any failure by the Servicer to deliver to the Trust Collateral Agent for distribution to Noteholders any proceeds or payment required to be so delivered under the terms of this Agreement that continues unremedied for a period of two Business Days (one Business Day with respect to payment of Purchase Amounts) after written notice is received by the Servicer from the Trust Collateral Agent or after discovery of such failure by a Responsible Officer of the Servicer; or

        (b) Failure by the Servicer to deliver to the Trust Collateral Agent the Servicer's Certificate by the first Business Day prior to the Distribution Date, or failure on the part of the Servicer to observe its covenants and agreements set forth in Section 8.4(a); or

        (c) Failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement, which failure (i) materially and adversely affects the rights of Noteholders, and (ii) continues unremedied for a period of 30 days after knowledge thereof by the Servicer or after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trust Collateral Agent, or
                                    Annex A-4

        (d) The entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Servicer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future, federal bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of its property or ordering the winding up or liquidation of the affairs of the Servicer and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days; or

        (e) The commencement by the Servicer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future, federal or state, bankruptcy, insolvency or similar law, or the consent by the Servicer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of its property or the making by the Servicer of an assignment for the benefit of creditors or the failure by the Servicer generally to pay its debts as such debts become due or the taking of corporate action by the Servicer in furtherance of any of the foregoing; or

        (f) Any representation, warranty or statement of the Servicer made in this Agreement (including in its prior capacity as Backup Servicer) or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made, and the incorrectness of such representation, warranty or statement has a material adverse effect on the Trust or the Noteholders and, within 30 days after knowledge thereof by the Servicer or after written notice thereof shall have been given to the Servicer by the Trust Collateral Agent, the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured; or

        (g) The Servicer shall enter into any merger, conversion or consolidation unless the Controlling Party has provided its prior written consent; or

        (h) JPMorgan Chase Bank, National Association shall cease to own (directly or indirectly) 100% of the Servicer unless the Controlling Party has provided its written consent; or

        (i) The tangible net worth (as defined by generally accepted accounting principles in effect in the United States from time to time ("GAAP") of the Servicer, as of the last day of any Calendar Quarter, shall be less than 85% of the Shareholder's Equity (as defined below) minus Intangible Assets (as defined below) as of the end of the quarter ended on [March 31, 2005] plus 50% of quarterly net income (prior to dividends or distributions on an ongoing basis with no subtraction for quarterly losses) for each quarter thereafter.

        For purposes of Section 9.01(i), the following definitions shall apply:
"Intangible Assets" means all licenses, patents, copyrights, trade names, trademarks, goodwill or any premium paid in excess of the book value of purchased assets, experimental or organizational expenses, deferred debt issuance costs, and all other assets which under GAAP are deemed intangible and any write-up of assets, to the extent that any of the foregoing items were included in total assets or deducted from total liabilities in computing total shareholders equity; and "Shareholder's Equity" means, for the Servicer and its subsidiaries, as of the last day of any Calendar Quarter, the total amount of shareholder's equity determined on a consolidated basis in accordance with GAAP.

                                    Annex A-5

Section 12.2(h). The following sentence shall be added to the end of Section 12.2(h):

        "The Servicer shall be reimbursed for all reasonable expenses incurred pursuant to this Section 12.2(h) from Available Funds in accordance with Section 5.7(a) and Section II.B. of Schedule 1 to this Annex A or as otherwise agreed to in writing by the Servicer."

        Schedule C to the Sale and Servicing Agreement shall be replaced in its entirety by the Servicer with a schedule of servicing policies and procedures that is acceptable to the Controlling Party.

        Attached hereto as Schedule 1 is the Backup Servicer Fee Schedule.

        Except as expressly set forth in this Annex A, all other terms, provisions and conditions of the Sale and Servicing Agreement shall remain in full force and effect.

                                    Annex A-6

                                                           SCHEDULE 1 TO ANNEX A

                      SYSTEMS & SERVICES TECHNOLOGIES, INC.
            A SUBSIDIARY OF JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

                             SERVICING FEE SCHEDULE:
                        AMERICREDIT 2005-1 SECURITIZATION
                                 April 14, 2005

I.      FEES

        A.      Backup Servicing, per transaction

                1.      One-Time Setup Fee                 waived

                2.      Monthly Fee                        $ 3,500

        B.      Successor Servicing (1)

                1.      One Time Boarding Fee              $ 5.00 per loan

                2.      Monthly Fee (2) (3)

                        a. Remaining term of 36 months or more at the date of transfer of servicing to SST:

                                          the greater of   225     bsp or
                                                           $ 13.00 per month

                        b.  Remaining term of less than 36 months at the date
                            of transfer of servicing to
                            SST or less:                   $ 18.00 per month (4)

                3.      Minimum Monthly Fee                $ 3,000

II.     EXPENSES

        A.      Backup Servicing and Transfer Expenses

        Backup Servicing fees and expenses shall be payable 1) by AmeriCredit and 2) to the extent not timely paid by AmeriCredit, from the waterfall, at a senior position. Any amount payable from such senior position shall be limited on an annual basis to $300,000, as agreed upon in Section 5.7(a)(ii)(y) of the Sale and Servicing Agreement, dated as of April 6, 2005.

        SST shall be reimbursed for all costs and expenses incurred in connection with its Backup Servicing duties and the transfer of contracts to SST for successor servicing. Such costs and expenses include, but are not limited to, those related to travel, obligor mailings, freight and file shipping. Transition expenses (inclusive of boarding fees) shall not exceed $100,000.

        B.      Successor Servicing Expenses

        SST shall be reimbursed for all reasonable out-of-pocket expenses including, but not limited to, those associated with asset recovery, liquidation, sales, travel, lodging, legal proceedings related to replevin actions or obligor bankruptcies, statement and mailing costs, title processing, bank charges, field calls, and insurance tracking, if any. Additionally, SST shall receive an administrative fee amounting to 3% of the funds advanced by SST to cover any such expenses during any monthly collection period. In order to avoid this administrative fee, AmeriCredit (or another party, as appropriate) may at any time during the term establish and fund an advance account to be utilized by SST to cover all such expenses and costs provided in this section for any monthly collection period. Any such advance account must be fully funded on a monthly basis in an amount sufficient to cover the out-of-pocket expenses projected by SST for each subsequent monthly collection period. All transition fees (including boarding fees) payable to SST as replacement or successor servicer pursuant to Section 5.7(a)(i) shall not exceed $100,000 in aggregate in any calendar year (the "Capped Servicer Expenses"). The Monthly Servicer Fees described in Section I.B.2. of this Schedule 1 and the Capped Servicer Expenses constitute the Base Servicing Fee.

        Further, indemnified expenses not otherwise paid by AmeriCredit shall be recoverable from a senior position in the waterfall. Any amount payable from such senior position-whether as Backup Servicer or Successor Servicer- shall be limited on an annual basis to $300,000 in the aggregate, as agreed upon in Section 5.7(a)(ii)(y) of the Sale and Servicing Agreement, dated as of April 6, 2005.

III.    MISCELLANEOUS (1)

        A.      Claim Filing Costs

        In the event SST files insurance claims in connection with any contract serviced by SST, SST shall receive $25.00 per filing.

        B.      Administrative Fees/Servicing Charges

        SST shall receive the Supplemental Servicing Fee.

        C.      Deficiency Collections

        Under separate agreement, SST may provide deficiency collections services on a contingency fee basis.

(1) These items shall only apply to SST's performance of successor servicing duties.

(2) Basis points are annualized (i.e., applicable basis points/12) and shall be based on beginning of month outstanding principal balance of each individual Active Contract, as defined below.

(3) SST shall receive this fee for all "Active Contracts" for any full or partial month where it functions as the Servicer. Active Contract is defined as any contract other than: (i) prepaid, fully satisfied contracts; (ii) contracts in which the asset has been liquidated and SST has posted the liquidation proceeds or any other anticipated proceeds (e.g., credit enhancement insurance); or (iii) contracts in which SST has completed all work in connection with processing and receiving insurance payoffs. There shall be a $0.50 monthly servicing fee for each contract that is not an Active Contract until such time as SST is duly instructed to write the obligor's balance down to $0.00.

(4) To the extent that the successor servicing fee payable to SST pursuant to Section I.B.2.b of this Schedule 1 is less than 2.25% per annum times the principal balance of Active Contracts with remaining terms less than 36 months as of the date of transfer of servicing to SST, certain amounts shall be deposited into the Excess Servicing Fee Account pursuant to Section 5.10.